UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

Surgical Care Affiliates, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 25, 2014

To Our Stockholders:

I am pleased to invite you to attend the 2014 Annual Meeting of Stockholders of Surgical Care Affiliates, Inc., to be held on Thursday, June 5, 2014, at 8:30 a.m., Central Time, at our principal executive offices located at 520 Lake Cook Road, Deerfield, Illinois 60015. Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to vote. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail.

On behalf of the directors, management and teammates of Surgical Care Affiliates, Inc., thank you for your support of and ownership in our company.

Sincerely,

Andrew P. Hayek

President, Chief Executive Officer and Director

SURGICAL CARE AFFILIATES, INC.

520 Lake Cook Road, Suite 250

Deerfield, Illinois 60015

Notice of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Surgical Care Affiliates, Inc. (the “Company”) will be held on Thursday, June 5, 2014, at 8:30 a.m., Central Time, at the Company’s principal executive offices at 520 Lake Cook Road, Deerfield, Illinois 60015. Directions to attend the annual meeting can be found at https://www.proxydocs.com/scai. The annual meeting is being held for the following purposes:

1.	To elect three Class I directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2017 annual meeting;

2.	To approve the Surgical Care Affiliates Teammate Stock Purchase Plan;

3.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2014; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR each of the Class I nominees, FOR the approval of the Surgical Care Affiliates Teammate Stock Purchase Plan and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants.

The Board of Directors has established April 11, 2014 as the record date for the annual meeting. Only holders of record of the Company’s common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

Whether or not you plan to attend the annual meeting, we urge you to review these materials carefully, which are available at https://www.proxydocs.com/scai, and to vote by one of the following means.

•	By Internet: Go to the website https://www.proxypush.com/scai and follow the instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials to obtain your records and create an electronic voting instruction form.

•	By Telephone: From a touch-tone telephone, dial toll-free 1-855-690-7310 and follow the recorded instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials in order to vote by telephone.

•	By Mail: You may request from the Company a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than June 4, 2014 in order to be counted for the annual meeting.

By Order of the Board of Directors,

Richard L. Sharff, Jr.

Executive Vice President, General Counsel and Secretary

This Proxy Statement and the accompanying instruction form or proxy card are being made available on or about April 25, 2014.

SURGICAL CARE AFFILIATES, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JUNE 5, 2014

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2014 annual meeting of stockholders of Surgical Care Affiliates, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 8:30 a.m., Central Time, on Thursday, June 5, 2014 at our principal executive offices located at 520 Lake Cook Road, Deerfield, Illinois 60015.

In this Proxy Statement, references to “Surgical Care Affiliates,” the “Company,” “we,” “us” and “our” refer to Surgical Care Affiliates, Inc. after our conversion from a Delaware limited liability company to a Delaware corporation on October 30, 2013 and to ASC Acquisition LLC prior to such date. The term “SCA” refers to Surgical Care Affiliates, LLC, our direct operating subsidiary. The term “TPG” refers to TPG Global, LLC and its affiliates.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the 2014 annual meeting.

On or about April 25, 2014, we began sending a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the annual meeting.

We encourage all of our stockholders to vote at the annual meeting, and we hope the information contained in this document will help you decide how you wish to vote at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials

For the Stockholders Meeting to be Held on June 5, 2014

This Proxy Statement and our 2013 Annual Report to Stockholders are available for viewing, printing and downloading at https://www.proxydocs.com/scai. On this website, record holders can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2013 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors” section of our website at http://investor.scasurgery.com (under the “Financials and Filings” link). You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?

The Board of Directors of Surgical Care Affiliates (the “Board”) is soliciting your proxy to vote at the 2014 annual meeting of stockholders to be held at our corporate headquarters, located at 520 Lake Cook Road, Deerfield, Illinois 60015, on Thursday, June 5, 2014, at 8:30 a.m. Central Time and any adjournments of the meeting, which we refer to as the annual meeting. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2013 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about April 25, 2014, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to our stockholders which instructs you on how to access and review the proxy materials on the Internet. The Notice also instructs you on how to submit your proxy via the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Why am I receiving these materials?

Our Board is providing these proxy materials to you on the Internet or, upon your request, will deliver printed versions of these materials to you by mail, in connection with our 2014 annual meeting of stockholders, which will take place on June 5, 2014. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	our Proxy Statement for the annual meeting; and

•	our 2013 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, including our audited consolidated financial statements.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the annual meeting.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of certain of our executive officers and our directors and certain other required information.

What proposals will be voted on at the annual meeting?

There are three proposals scheduled to be voted on at the annual meeting:

•	the election of three Class I directors for a 3-year term (Proposal 1);

•	the approval of the Surgical Care Affiliates Teammate Stock Purchase Plan (Proposal 2); and

•	the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 (Proposal 3).

What is the Board’s voting recommendation?

The Company’s Board of Directors recommends that you vote your shares “FOR” each of the three Class I nominees to the Board, “FOR” approval of the Surgical Care Affiliates Teammate Stock Purchase Plan and “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Unless instructed to the contrary, shares represented by the proxies at the annual meeting will be voted “FOR” the election of the three nominees to the Board and “FOR” Proposals 2 and 3.

What shares owned by me can be voted?

All shares owned by you as of the close of business on April 11, 2014 (the “Record Date”) may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. On the Record Date, Surgical Care Affiliates had approximately 38,271,382 shares of common stock issued and outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders of Surgical Care Affiliates hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Andrew P. Hayek, the Company’s President and Chief Executive Officer, and Richard L. Sharff, Jr., the Company’s Executive Vice President, General Counsel and Secretary, or to vote in person at the annual meeting. If you request printed copies of the proxy materials, the Company will provide a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the annual meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without attending the annual meeting?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (stock brokerage, bank or other nominee) giving you the right to vote the shares.

How can I vote my shares in person at the annual meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of ownership of the Company’s common stock on the record date, such as the Notice of Internet Availability of Proxy Materials, legal proxy, voting instruction card provided by your broker, bank or nominee, or a proxy card as well as proof of identification. Even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without attending the annual meeting by proxy. You can vote by proxy by one of the following means.

•	By Internet: Go to the website https://www.proxypush.com/scai and follow the instructions. You will need the control number included on your Notice to obtain your records and create an electronic voting instruction form.

•	By Telephone: From a touch-tone telephone, dial toll-free 1-855-690-7310 and follow the recorded instructions. You will need the control number included on your Notice in order to vote by telephone.

•	By Mail: You may request a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than June 4, 2014 in order to be counted for the annual meeting.

Please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction card. We urge you to review the proxy materials carefully before you vote. These materials are available at https://www.proxydocs.com/scai.

Can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions prior to the vote at the annual meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions), which new vote must be received by 11:59 p.m. Central Time on June 4, 2014. You may also enter a new vote by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

How are votes counted?

In the election of directors (Proposal 1), your vote may be cast “FOR” or “AGAINST” one or more of the nominees, or you may “ABSTAIN” from voting with respect to one or more of the nominees. Shares voting “ABSTAIN” have no effect on the election of directors.

For Proposals 2 and 3, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN” on one of these proposals, it has the same effect as a vote “AGAINST” the proposal.

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described below in “Abstentions and Broker Non-Votes.”

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes “FOR” or “AGAINST” a director nominee. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast in the election of directors.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

Proposal 1 (election of Class I directors) and Proposal 2 (approval of the Surgical Care Affiliates Teammate Stock Purchase Plan) are not considered routine matters, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the votes for Proposals 1 and 2. However, broker non-votes with respect to any proposal will be treated as shares present for purposes of determining a quorum at the annual meeting.

What is the voting requirement to approve each of the proposals?

Proposal 1, Election of Directors: Under our majority voting standard, in uncontested elections of directors, such as this election, a director nominee is elected if the votes cast “for” the nominee exceed the votes cast “against” that nominee’s election. Abstentions and broker non-votes will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee is elected.

Proposal 2, Approval of the Surgical Care Affiliates Teammate Stock Purchase Plan: The approval of the Surgical Care Affiliates Teammate Stock Purchase Plan requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock entitled to vote on the proposal and present, in person or by proxy, at the annual meeting. Abstentions will have the same effect as votes against Proposal 2. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Proposal 3, Ratification of Appointment of Independent Registered Public Accounting Firm: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock entitled to vote on the proposal and present, in person or by proxy, at the annual meeting. Abstentions will have the same effect as a vote against Proposal 3. The approval of Proposal 3 is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

What does it mean if I receive more than one Notice, proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. For each Notice you receive, please submit your vote for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented at the annual meeting?

Other than the three proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Andrew P. Hayek, our President and Chief Executive Officer, and Richard L. Sharff, Jr., our Executive Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

What is the quorum requirement for the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is a majority of the voting power of the outstanding shares entitled to be voted and present at the meeting. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the particular matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Who will count the vote?

A representative of Maynard, Cooper & Gale, P.C., corporate and securities counsel to the Company, will act as the inspector of election. Mediant Communications, LLC will act as tabulator of the votes for bank, broker and other shareholder of record proxies.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Surgical Care Affiliates or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Additionally, we will forward to management any written comments you provide on a proxy card or through other means.

Who will bear the cost of soliciting proxies for the annual meeting?

Surgical Care Affiliates will pay the entire cost of soliciting proxies for the annual meeting, including the distribution of proxy materials. We have retained Mediant Communications LLC to assist us with the distribution of the Notices and will pay their expenses. We will also reimburse brokers or nominees for the expenses that they incur for forwarding the Notices and any other proxy materials to their customers. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. We will reimburse them for their expenses, but no additional compensation will be paid to these individuals for any such services.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future annual stockholder meetings.

Stockholder Proposals: In order for a proposal by a stockholder of the Company to be eligible to be included in the Company’s proxy statement for the 2015 annual meeting of stockholders pursuant to the proposal process mandated by SEC Rule 14a-8, the proposal must be received by the Company on or before December 26, 2014 and must comply with the informational and other requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order for a stockholder to raise a proposal from the floor during an annual meeting (outside the proposal process mandated by SEC Rule 14a-8), the proposal must be submitted instead under the Company’s advance notice Bylaw provision (Section 2.16 of the Bylaws) and be received by the Company not less than 90 days and not more than 120 days before the first anniversary of the date of the preceding year’s annual meeting. Thus, in order for a proposal to be timely for next year’s meeting, the proposal must be received by the Company not earlier than February 4, 2015 nor later than March 6, 2015, together with the information required under the applicable Bylaw provision.

Nomination of Director Candidates: The Company’s Bylaws also permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that your nomination notice be received by the Company not less than 90 days and not more than 120 days before the first anniversary of the date of the preceding year’s annual meeting. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by the Company not earlier than February 4, 2015 nor later than March 6, 2015, together with the information required under the applicable Bylaw provision.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of the Company’s Bylaws can be accessed on the Company’s Investor Relations website at http://investor.scasurgery.com under “Corporate Governance.”

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one Notice or, where applicable, one set of the proxy materials, to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders who request and receive hard copies of the proxy materials, a separate proxy card will be included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you have only received one Notice or one set of the proxy materials, you may request separate copies at no additional cost to you by calling us at (205) 545-2628 or by writing to us at Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015, Attn: Corporate Secretary. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

If I share an address with other stockholders of Surgical Care Affiliates, how can we get only one set of voting materials for future meetings?

You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by calling us at (205) 545-2628 or by writing to us at: Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015, Attn: Corporate Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 11, 2014, by:

(i) each of our directors and director nominees;

(ii) each executive officer of the Company, including the Named Executive Officers listed in the Summary Compensation Table on page 28;

(iii) all of our current directors and executive officers as a group; and

(iv) each stockholder known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 11, 2014, pursuant to derivative securities, such as options or restricted stock units, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on an aggregate of 38,271,382 shares of common stock outstanding as of April 11, 2014.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Five Percent Stockholders
TPG Funds(1)	23,940,916	62.6%
MTS-SCA Acquisition LLC(2)	2,328,027	6.1%
FMR LLC(3)	2,332,250	6.1%
Directors and Executive Officers
Andrew P. Hayek(4)	721,568	1.9%
Todd B. Sisitsky(5)	—	—
Thomas C. Geiser(6)	245,545	*
Frederick A. Hessler	5,000	*
Curtis S. Lane(7)	56,340	*
Sharad Mansukani, M.D.(8)	81,426	*
Jeffrey K. Rhodes(9)	—	—
Joseph T. Clark(10)	132,077	*
Peter J. Clemens IV(11)	127,927	*
Michael A. Rucker(12)	256,176	*
Richard L. Sharff, Jr.(13)	132,417	*
All Current Executive Officers and Directors as a Group(14)	1,758,476	4.4%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	The “TPG Funds” refers collectively to TPG Partners V, L.P., a Delaware limited partnership (“TPG Partners V”), TPG FOF V-A, L.P., a Delaware limited partnership (“FOF V-A”), and TPG FOF V-B, L.P., a

Delaware limited partnership (“FOF V-B”). The TPG Funds directly hold an aggregate of 23,940,916 shares of common stock (the “TPG Shares”), consisting of: (a) 23,828,317 shares of common stock held by TPG Partners V, (b) 62,335 shares of common stock held by FOF V-A, and (c) 50,264 shares of common stock held by FOF V-B. The general partner of each of TPG Partners V, FOF V-A and FOF V-B is TPG GenPar V, L.P., a Delaware limited partnership, whose general partner is TPG GenPar V Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”). Because of Group Advisors’ relationship to the TPG Funds, Group Advisors may be deemed to beneficially own the TPG Shares. David Bonderman and James G. Coulter are the officers and sole shareholders of Group Advisors and may therefore also be deemed to be the beneficial owners of the TPG Shares. Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Shares except to the extent of their pecuniary interest therein. The address of each of Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(2)	Consists of shares of common stock held directly by MTS-SCA Acquisition LLC. OCM Principal Opportunities Fund IV, L.P., the managing member and holder of a majority interest in MTS-SCA Acquisition LLC, OCM Principal Opportunities Fund IV GP, L.P., the general partner of OCM Principal Opportunities Fund IV, L.P., OCM Principal Opportunities Fund IV GP Ltd., the general partner of OCM Principal Opportunities Fund IV GP, L.P., Oaktree Fund GP I, L.P., the sole shareholder and general partner of OCM Principal Opportunities Fund IV GP Ltd., Oaktree Capital I, L.P., the general partner of Oaktree Fund GP I, L.P., OCM Holdings I, LLC, the general partner of Oaktree Capital I, L.P., Oaktree Holdings, LLC, the managing member of OCM Holdings I, LLC, Oaktree Capital Group, LLC, the managing member of Oaktree Holdings, LLC and the sole shareholder of Oaktree Holdings, Inc., Oaktree Capital Group Holdings GP, LLC, the manager of Oaktree Capital Group, LLC, Oaktree Capital Management, L.P., the investment manager of OCM Principal Opportunities Fund IV, L.P., and Oaktree Holdings, Inc., the general partner of Oaktree Capital Management, L.P. (collectively, the “Oaktree Entities”), may be deemed to share beneficial ownership of the shares held directly by MTS-SCA Acquisition LLC. Each of the Oaktree Entities disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interests therein. The principal business address of the Oaktree Entities is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. This information is based upon our review of a Schedule 13G filed by MTS-SCA Acquisition LLC with the SEC on February 14, 2014, reporting beneficial ownership as of December 31, 2013.
(3)	FMR LLC, a parent holding company, and Edward C. Johnson 3d may be deemed the beneficial owners of 2,332,250 shares of common stock. FMR LLC has sole voting power of 208,750 shares, no shared voting power, sole investment power of 2,332,250 shares and no shared investment power. No one person’s interest relates to more than 5% of the outstanding shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210. This information is based on a Schedule 13G filed by FMR LLC with the SEC on February 14, 2014, reporting beneficial ownership as of December 31, 2013.
(4)	Includes 68,292 shares of common stock underlying restricted stock units and 604,268 shares of common stock underlying options, each that are currently exercisable or exercisable within 60 days of April 11, 2014 for shares of common stock. All of the shares of common stock, restricted stock units and options are owned by the Andrew Hayek 2008 Living Trust (of which Mr. Hayek is the sole trustee).
(5)	Todd B. Sisitsky, who is one of our directors, is a TPG Partner. Mr. Sisitsky has no voting or investment power over and disclaims beneficial ownership of the TPG Shares. The address of Mr. Sisitsky is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(6)

Includes (a) 1,009 shares of common stock underlying restricted stock units and 146,976 shares of common stock underlying options, each that are currently exercisable or exercisable within 60 days of April 11, 2014 for shares of common stock and (b) 97,560 shares of common stock owned by TDK Properties, L.P., which is a California limited partnership whose general partner and owner of 1% of its limited partnership interests is TDK Management Company, LLC, a California limited liability company whose sole member is The Geiser Schweers Family Trust u/a/d 6/8/98, as amended, and whose trustees are Thomas C. Geiser and

Donna L. Schweers. 99% of the limited partnership interests of TDK Properties, L.P. are held by The Geiser Schweers 2006 Irrevocable Insurance Trust dated August 14, 2006, whose trustee is Kim T. Schoknecht.
(7)	Includes 1,009 shares of common stock underlying restricted stock units and 55,331 shares of common stock underlying options, each that are currently exercisable or exercisable within 60 days of April 11, 2014 for shares of common stock. The address of Mr. Lane is c/o MTS Health Partners, L.P., 623 Fifth Avenue, 14th Floor, New York, NY 10022.
(8)	Includes 1,009 shares of common stock underlying restricted stock units and 80,417 shares of common stock underlying options, each that are currently exercisable or exercisable within 60 days of April 11, 2014 for shares of common stock.
(9)	Jeffrey K. Rhodes, who is one of our directors, is a TPG Principal. Mr. Rhodes has no voting or investment power over and disclaims beneficial ownership of the TPG Shares. The address of Mr. Rhodes is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(10)	Includes 25,610 shares of common stock underlying options that are currently exercisable or exercisable within 60 days of April 11, 2014 for shares of common stock.
(11)	Includes 107,927 shares of common stock underlying options that are currently exercisable or exercisable within 60 days of April 11, 2014 for shares of common stock.
(12)	Includes 225,242 shares of common stock underlying options that are currently exercisable or exercisable within 60 days of April 11, 2014 for shares of common stock.
(13)	Includes 115,224 shares of common stock underlying options that are currently exercisable or exercisable within 60 days of April 11, 2014 for shares of common stock.
(14)	Includes restricted stock units and options, each that are exercisable for shares of common stock as described in footnotes (4)-(13).

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Our Certificate of Incorporation provides that our Board of Directors will consist of at least five directors but no more than 11 directors, with the exact number of directors to be fixed from time to time by resolution of our Board of Directors. We currently have seven directors. The Board of Directors is divided into three classes, as follows:

•	Class I, which currently consists of Todd B. Sisitsky, Sharad Mansukani, M.D. and Jeffrey K. Rhodes, whose terms expire at our 2014 annual meeting of stockholders;

•	Class II, which currently consists of Thomas C. Geiser and Curtis S. Lane, whose terms expire at our annual meeting of stockholders to be held in 2015; and

•	Class III, which currently consists of Andrew P. Hayek and Frederick A. Hessler, whose terms expire at our annual meeting of stockholders to be held in 2016.

Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.

In connection with the closing of our initial public offering on November 4, 2013 (the “IPO”), we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with TPG FOF V-A, L.P., TPG FOF V-B, L.P., and TPG Partners V, L.P. (collectively, the “TPG Funds”) that provides that, so long as the Stockholders’ Agreement remains in effect, the TPG Funds will have certain nomination rights to designate for nomination candidates for our Board of Directors. We are required to use our reasonable best efforts to cause our Board of Directors and the Nominating and Corporate Governance Committee to include such persons designated by the TPG Funds in the slate of nominees recommended by the Board of Directors for election by the stockholders.

As set forth in the Stockholders’ Agreement, for so long as the TPG Funds collectively own at least 50% of the shares of our common stock held by them at the closing of the IPO, they are entitled to designate for nomination a majority of the seats on our Board of Directors. When the TPG Funds collectively own less than 50% of the shares of our common stock held by them as of the closing of the IPO, but collectively own at least 30% of the shares of our common stock held by them as of the closing of the IPO, the TPG Funds will be entitled to designate for nomination three directors. When the TPG Funds collectively own less than 30% of the shares of our common stock held by them as of the closing of the IPO, but collectively own at least 10% of the shares of our common stock held by them as of the closing of the IPO, the TPG Funds will be entitled to designate for nomination two directors. Thereafter, the TPG Funds will be entitled to designate for nomination one director so long as they own at least 3% of the shares of our common stock held by them as of the closing of the IPO.

However, if on or before November 4, 2014 (the first anniversary of the IPO), our Board of Directors is increased to nine members, and at such time the TPG Funds collectively own at least 50% of the shares of our common stock held by them as of the closing of the IPO, the number of seats on our Board of Directors that the TPG Funds will be entitled to designate for nomination, as described above, will be increased by one seat, so long as the TPG Funds collectively own at least 20% of the shares of our common stock held by them as of the closing of the IPO. When the TPG Funds collectively own less than 20% of the shares of our common stock held by them as of the closing of the IPO, but collectively own at least 10% of the shares of our common stock held by them as of the closing of the IPO, the TPG Funds will be entitled to designate for nomination two directors. Thereafter, the TPG Funds will be entitled to designate for nomination one director so long as they own at least 3% of the shares of our common stock held by them as of the closing of the IPO.

In the event that the size of our Board of Directors is otherwise increased or decreased in size at any time, the nomination rights afforded to the TPG Funds will be proportionately adjusted as well, rounded up to the nearest whole person.

As our Board of Directors currently consists of seven members and the TPG Funds continue to collectively own at least 50% of the shares of our common stock held by them at the closing of the IPO, the TPG Funds have the right to designate for nomination four directors to our Board of Directors. In accordance with the Stockholders’ Agreement, the TPG Funds designated Thomas C. Geiser, Sharad Mansukani, M.D., Todd B. Sisitsky and Jeffrey K. Rhodes as nominees of the TPG Funds to serve on our Board of Directors. Three of these directors, Mr. Sisitsky, Dr. Mansukani and Mr. Rhodes, are Class I directors and have been nominated by the Board for re-election at the annual meeting.

Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors, subject to our obligations under the Stockholders’ Agreement.

Information about the Nominees and Other Directors

Set forth below are the biographies of each of the nominees and our other directors, including their names, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is set forth below. Each of the nominees currently serves as a Class I director of the Company. The stock ownership with respect to each director and nominee for director is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position(s) with the Company
Andrew P. Hayek	40	Director, President and Chief Executive Officer
Todd B. Sisitsky(2)(3)	42	Director and Chairman of the Board of Directors
Thomas C. Geiser(2)(3)	63	Director
Curtis S. Lane(1)	56	Director
Sharad Mansukani, M.D.(2)	44	Director
Jeffrey K. Rhodes(1)(3)	39	Director
Frederick A. Hessler(1)	65	Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Corporate Governance Committee

Nominees for Election – Terms Expire in 2014

Todd B. Sisitsky was appointed to our Board of Directors on October 30, 2013 and the board of directors of SCA, our direct operating subsidiary, in 2007. Mr. Sisitsky is a Partner of TPG where he leads TPG’s investment activities in the healthcare sector globally. Mr. Sisitsky serves on the board of directors of Aptalis Pharma, Inc., formerly Axcan Pharma, IASIS Healthcare Corp., HealthScope Ltd., Immucor Inc., IMS Health Holdings, Inc. and Par Pharmaceuticals Companies, Inc. and previously served on the boards of Biomet Inc. and Fenwal Inc. He also serves on the board of the Campaign for Tobacco Free Kids, a global not-for-profit organization, and the Dartmouth Medical School Board of Overseers. Prior to joining TPG in 2003, Mr. Sisitsky worked at Forstmann Little & Company and Oak Hill Capital Partners. Mr. Sisitsky earned an M.B.A. from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar, and earned his undergraduate degree from Dartmouth College, where he graduated summa cum laude. We believe that Mr. Sisitsky’s financial expertise and experience leading investments in numerous healthcare companies make him a valuable asset to the Board of Directors.

Sharad Mansukani, M.D. was appointed to our Board of Directors on October 30, 2013 and the board of directors of SCA in 2007. Dr. Mansukani has served as a TPG Senior Advisor since 2005. He serves on the board of directors of IASIS Healthcare Corp., Immucor Inc., IMS Health Holdings, Inc. and Par Pharmaceuticals Companies, Inc. Dr. Mansukani serves as Strategic Advisor to the board of directors of CIGNA and previously served as Vice Chairman of HealthSpring Inc. Dr. Mansukani also serves on the board of directors of the Children’s Hospital of Philadelphia and on the editorial boards of the American Journal of Medical Quality, Managed Care, Biotechnology Healthcare and American Health & Drug Benefits. Dr. Mansukani was appointed to Medicare’s Payment Advisory and Oversight Committee, and he was previously Senior Advisor to Centers for Medicare and Medicaid Services (“CMS”) and a member of the Medicare Reform Executive Committee. Dr. Mansukani previously served on the faculty at the University of Pennsylvania and at Temple University School of Medicine. Dr. Mansukani completed his residency and fellowship in ophthalmology at the University of Pennsylvania School of Medicine and a fellowship in quality management and managed care at the Wharton School of the University of Pennsylvania. Dr. Mansukani has substantial experience in the healthcare industry and has a deep understanding of the medical community and the dynamic regulatory and reimbursement environment, which we believe make him a valuable asset to the Board of Directors.

Jeffrey K. Rhodes was appointed to our Board of Directors on October 30, 2013 and the board of directors of SCA in 2010. Mr. Rhodes is a Principal of TPG, where he is a leader of the firm’s investment activities in the healthcare services and pharmaceutical/medical device sectors. Mr. Rhodes serves on the board of directors of Biomet Inc., EnvisionRx, IMS Health Holdings, Inc., Immucor Inc. and Par Pharmaceuticals Companies, Inc. Prior to joining TPG in 2005, Mr. Rhodes worked at McKinsey & Company and Article 27 LTD, a software company. Mr. Rhodes earned his M.B.A. from the Harvard Business School, where he was a Baker Scholar, and earned his undergraduate degree in Economics from Williams College, where he graduated summa cum laude. We believe that Mr. Rhodes’ financial expertise and experience overseeing investments in numerous healthcare companies make him a valuable asset to the Board of Directors.

Class II Continuing Directors – Terms Expire in 2015

Thomas C. Geiser was appointed to our Board of Directors on October 30, 2013 and the board of directors of SCA in 2007. Mr. Geiser has served as a TPG Senior Advisor since 2006 and served as the Executive Vice President and General Counsel of WellPoint Health Networks Inc. (“WellPoint”) from its inception in 1993 to 2005. Mr. Geiser was responsible for WellPoint’s legal, legislative and regulatory affairs in fifty states and served as its principal contact with state and federal regulators. Prior to joining WellPoint, Mr. Geiser worked as an attorney in private law practice, coming to WellPoint from Brobeck, Phleger & Harrison LLP in San Francisco. He currently serves on the board of directors of Novasom, Inc., IASIS Healthcare Corp., the Library Foundation of Los Angeles and Saint John’s Health Center. Mr. Geiser earned his J.D. from the University of California, Hastings College of Law and earned his undergraduate degree in English from the University of Redlands. Mr. Geiser has extensive expertise and experience providing leadership in legal, legislative, regulatory and compliance affairs to both public and private companies in the healthcare industry, which we believe make him a valuable asset to the Board of Directors.

Curtis S. Lane was appointed to our Board of Directors on October 30, 2013 and the board of directors of SCA in 2007. Mr. Lane is a Senior Managing Director of MTS Health Partners, L.P., a merchant banking firm focused on healthcare advisory and investment opportunities. Prior to forming MTS Health Partners, L.P. in 2000, Mr. Lane founded and managed the healthcare investment banking group at Bear, Stearns & Co. Inc. from its inception in 1986 until 1998. Mr. Lane serves on the board of directors for Alliance Healthcare Services and Loving Care Agency and serves as a board of directors observer for DDC – DNA Diagnostic Center. Mr. Lane serves on the board of America’s Camp, which was formed to provide services to children that lost parents on September 11th, and is an emeritus board member of the University of Pennsylvania Health System. Mr. Lane earned his M.B.A. from the Wharton School of the University of Pennsylvania and also earned his bachelor’s degree from the Wharton School of the University of Pennsylvania. We believe that Mr. Lane’s financial and healthcare advisory experience and experience serving on numerous boards of directors make him a valuable asset to the Board of Directors.

Class III Continuing Directors – Terms Expire in 2016

Andrew P. Hayek was appointed to our Board of Directors on October 30, 2013 and the board of directors of SCA in 2008. He has also served as our President and Chief Executive Officer since 2008. Prior to joining the Company, Mr. Hayek served as the President of VillageHealth, a division of renal dialysis provider DaVita Inc. (“DaVita”), from 2007 to 2008 and as President and Chief Operating Officer of Alliance Healthcare Services Inc., a diagnostic imaging and radiation therapy provider, from 2003 to 2006. Mr. Hayek also previously worked at KKR Capstone, an affiliate of private equity firm Kohlberg Kravis Roberts & Co. and at The Boston Consulting Group, a strategy consulting firm. He currently serves on the board of advisors of Sg2, a healthcare analytics and consulting firm. Mr. Hayek earned his bachelor’s degree summa cum laude from Yale University. We believe that Mr. Hayek’s knowledge of the healthcare industry and his leadership experience make him a valuable asset to our management and the Board of Directors.

Frederick A. Hessler was appointed to our Board of Directors and the board of directors of SCA on October 30, 2013. Mr. Hessler is a retired Managing Director of Citigroup Global Markets Inc., where he headed the Not-for-Profit Health Care Investment Banking Group from 1990 to 2013. Prior to joining Citigroup Global Markets Inc. in 1985, Mr. Hessler was a Partner and Regional Director for healthcare at Ernst & Young LLP, where he was responsible for conducting audits and performing feasibility, corporate reorganization and strategic planning studies for healthcare clients. Mr. Hessler serves on the Operations Committee and chairs the Investment Committee for the American Hospital Association and is a board member of The Center for Health Design, LHP Hospital Group, Inc., the National Center for Healthcare Leadership and the Public Health Institute and is a member of the senior advisory board of MedAssets, Inc. Mr. Hessler also previously served as chair of the Board of Trustees of the Health Research and Education Trust and the Health Insights Foundation and was a member of The Center for Healthcare Governance’s Blue Ribbon Panel on Trustee Core Competencies and the Healthcare Executives Study Society. Mr. Hessler earned his bachelor’s degree in accounting from Wayne State University and is a Certified Public Accountant (inactive status). We believe that Mr. Hessler’s financial and accounting expertise and his substantial investment banking and advisory experience in the healthcare industry make him a valuable asset to the Board of Directors.

There are no family relationships between or among any of our directors or nominees. The principal occupation and employment during the past five years of each of our directors and nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. Except as described above in connection with the Stockholders’ Agreement, there is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he was or is to be selected as a director or nominee.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Director Independence

The listing standards of the NASDAQ Stock Market LLC (“NASDAQ”) generally require that listed companies have a majority of independent directors, that compensation committees of listed companies be comprised entirely of independent directors and that nominating committees, if any, of listed companies be comprised entirely of independent directors. Under NASDAQ rules, however, a “controlled company” (which is a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company) may elect not to comply with these three independence requirements. Because the TPG Funds own a majority of our outstanding common stock, we currently are a “controlled company” under the NASDAQ rules, and we have availed ourselves of the exemption from the independence requirements described above as a result of that status. In the event that we are no longer considered a “controlled company” under the NASDAQ rules, then (i) a majority of our Board must be independent within one year of the date of our loss of “controlled company” status and (ii) at least one member of each of our Compensation

Committee and our Nominating and Corporate Governance Committee must be independent as of the date of our loss of “controlled company” status, a majority of the members of each of these committees must be independent within 90 days of the date of the change in status, and all members of these committees must be independent within one year of the date of the change in status.

Even as a “controlled company,” we must comply with the rules applicable to audit committees set forth in NASDAQ and SEC rules. However, as result of the phase-in of certain SEC rules applicable to audit committees of newly public companies, only a majority of the members of our Audit Committee are required to satisfy the heightened independence standards imposed by Rule 10A-3 under the Exchange Act until the first anniversary of the date of effectiveness of the Company’s Registration Statement on Form S-1 filed with the SEC in connection with the IPO, or October 29, 2014, at which time all of the members of our Audit Committee must meet these heightened independence standards.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Surgical Care Affiliates, either directly or indirectly. Based upon this review, our Board has determined that Frederick A. Hessler, Curtis S. Lane, Jeffrey K. Rhodes and Todd B. Sisitsky are “independent directors” within the meaning of the NASDAQ rules. Additionally, our Board has determined that Frederick A. Hessler and Curtis S. Lane satisfy the heightened independence requirements of Rule 10A-3 under the Exchange Act for purposes of Audit Committee membership.

Committees of the Board of Directors and Meetings

Meeting Attendance

Under our Corporate Governance Guidelines, directors are expected to use their reasonable best efforts to attend all or substantially all Board meetings and meetings of the committees of the Board on which they serve, as well as annual meetings of stockholders. During 2013 there were five meetings of our Board of Directors, and the various committees of the Board met a total of 17 times. Except for Sharad Mansukani, M.D., no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committee in 2013.

Standing Committees

The Board of Directors has established five standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Compliance Committee and the Acquisition Committee. Each of the committees operates under its own written charter adopted by the Board of Directors, each of which is available on the Company’s Investor Relations website at http://investor.scasurgery.com under “Corporate Governance.” In addition, special committees may be established under the direction of our Board of Directors when necessary to address specific issues. The membership and functions of each of the standing committees are described below. The number of meetings that each committee held in 2013 is also listed.

Audit Committee

The Audit Committee is responsible for, among other things:

•	appointing the independent auditor, reviewing the quality of its work annually, monitoring its independence and replacing it as necessary, pre-approving all the audit and non-audit services, reviewing with the auditor the scope and plan of the annual audit, and reviewing with the auditor any review of the quarterly financial statements that the committee may direct the auditor to perform;

•	reviewing with the senior internal audit services executive the results of the audit work at least annually and more frequently as provided in the policy for reporting financial accounting and auditing concerns, as approved by the committee, and at least annually reviewing the experience and qualifications of the senior members of the internal audit services team;

•	discussing with management and the auditor the annual audited financial statements, the financial information to be included in our annual and quarterly reports to be filed with the SEC and the adequacy of the internal controls over financial reporting;

•	discussing with management and the auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles and any significant issues (material weaknesses or significant deficiencies as such terms are defined in the Sarbanes-Oxley Act) as to the adequacy of our accounting controls;

•	reviewing the adequacy of disclosure controls and procedures with the Chief Executive Officer, the Chief Financial Officer and the General Counsel at least quarterly;

•	overseeing company policies and practices with respect to financial risk assessment and risk management;

•	reviewing related party transactions;

•	approving guidelines for the hiring of former employees of the independent auditor;

•	establishing and publishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, referred to as “whistleblowing” procedures;

•	reviewing with management, including the General Counsel, the implementation and effectiveness of the compliance and ethics program, including the “whistleblowing” procedures;

•	meeting separately and periodically with management and the auditor; and

•	regularly reporting its activities to the Board of Directors.

The current members of the Audit Committee are Frederick A. Hessler (Chairman), Curtis S. Lane and Jeffrey K. Rhodes. Our Board of Directors has determined that (i) Messrs. Hessler, Lane and Rhodes are each “independent directors” under the NASDAQ listing rules, (ii) Messrs. Hessler and Lane each satisfy the heightened independence requirements of Rule 10A-3 under the Exchange Act, (iii) each member of the Audit Committee is financially literate and (iv) Mr. Hessler qualifies as an “audit committee financial expert” under the criteria set forth in the rules and regulations of the SEC. The Audit Committee met six times during 2013. The Report of the Audit Committee appears in this Proxy Statement on page 40.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	establishing the criteria for selecting new directors;

•	recommending to the Board of Directors corporate governance guidelines and reviewing such guidelines at least annually;

•	reviewing the performance of our Board of Directors;

•	making recommendations to the Board of Directors regarding the selection of candidates, qualification and competency requirements for service on the Board of Directors and the suitability of proposed nominees as directors;

•	reviewing and making recommendations to the Board of Directors regarding the charters, structure and operations of the committees of the Board of Directors, including membership of these committees;

•	reviewing succession planning for the Chief Executive Officer and other senior executives, and making recommendations on such matters to the Board of Directors; and

•	regularly reporting its activities to the Board of Directors.

The current members of the Nominating and Corporate Governance Committee are Jeffrey K. Rhodes (Chairman), Thomas C. Geiser and Todd B. Sisitsky. Because we are a “controlled company” under the NASDAQ listing rules, our Nominating and Corporate Governance Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a “controlled company” under the current rules, we will adjust the composition of the Nominating and Corporate Governance Committee accordingly in order to comply with such rules. The Nominating and Corporate Governance Committee did not meet during 2013.

Compensation Committee

The Compensation Committee is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to compensation of our executive officers, including the balance between short-term compensation and long-term incentives;

•	conducting the evaluation process for our executive officers in light of these goals and objectives;

•	determining and approving or recommending to the Board of Directors for approval the total compensation package of the executive officers;

•	making recommendations to the Board of Directors with respect to the establishment and terms of incentive-compensation and equity-based plans for our executive officers, and granting awards under and otherwise administering such plans and approving and administering any other compensation plan in which our executive officers participate;

•	periodically establishing and reviewing policies with respect to management perquisites;

•	advising the Board of Directors with respect to proposed changes in the compensation of the Board of Directors or its various committees;

•	reviewing annually any stock ownership guidelines applicable to our directors and senior management and recommending to the Board of Directors revisions to such guidelines as appropriate;

•	retaining compensation consultants and approving the compensation consultants’ fees and other terms and conditions of retention, after considering all relevant factors, including any business or personal relationship of the consultant or consultant’s employer with any of our executive officers;

•	reviewing and discussing with management, prior to the filing of the proxy statement, the disclosure prepared regarding executive compensation; and

•	regularly reporting its activities to the Board of Directors.

Pursuant to the Compensation Committee’s charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the committee. The current members of the Compensation Committee are Todd B. Sisitsky (Chairman), Thomas C. Geiser and Sharad Mansukani, M.D. Because we are a “controlled company” under the NASDAQ listing rules, our Compensation Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the Compensation Committee accordingly in order to comply with such rules. The Compensation Committee met three times during 2013.

Compliance Committee

The Compliance Committee is responsible for, among other things:

•	overseeing, monitoring and evaluating our compliance with our federal, state and local regulatory obligations, with the exception of obligations relating to compliance with tax and securities-related laws, rules and regulations (which are the responsibility of the Audit Committee);

•	ensuring the establishment, maintenance and oversight of an effective regulatory compliance program to prevent and detect violations of law, and reviewing and approving the annual regulatory compliance program and the implementation and effectiveness of such program;

•	establishing the qualifications, authority and responsibilities of the compliance officer, assisting with and overseeing the activities of the compliance officer, and performing an annual evaluation of the compliance officer in carrying out an effective compliance program;

•	monitoring our compliance with any corporate integrity agreement or similar undertaking, with the Office of Inspector General, the United States Department of Health and Human Services or any other government agency;

•	receiving and reviewing periodic reports from the compliance officer, including an annual report summarizing compliance-related activities undertaken by us during the year and the results of all regulatory compliance audits conducted during the year;

•	establishing and publishing appropriate mechanisms for receipt, retention and treatment of complaints regarding potential violations of our compliance policies and applicable laws and regulations, and reviewing such complaints;

•	discussing with management our major compliance risks and steps management has taken to monitor and control such risk, including any policies and procedures with respect to risk assessment and risk management;

•	recommending such actions or measures to be adopted by the Board of Directors that it deems appropriate to improve the effectiveness of the regulatory compliance program; and

•	reporting to the Board of Directors at least twice annually, or more frequently as may be necessary, on its activities and the effectiveness of the Company’s regulatory compliance program.

The members of the Compliance Committee are Thomas C. Geiser (Chairman), Sharad Mansukani, M.D. and Curtis S. Lane. The Compliance Committee met four times during 2013.

Acquisition Committee

The Acquisition Committee is responsible for, among other things:

•	reviewing our acquisition strategies in connection with our management;

•	investigating acquisition candidates;

•	authorizing and approving acquisitions valued in an amount not to exceed $5.0 million in cash, stock or a combination thereof;

•	recommending acquisition strategies and acquisition candidates valued in an amount above $5.0 million to our Board of Directors; and

•	regularly reporting its activities to the Board of Directors.

The members of the Acquisition Committee are Thomas C. Geiser (Chairman) and Jeffrey K. Rhodes. The Acquisition Committee met four times during 2013.

Board Leadership Structure

Our Board of Directors is divided into three classes, with one class of directors being elected at each annual meeting of stockholders. Each director serves for a term of three years and until his successor is elected and qualified. The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. Although the Board of Directors is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary.

The business of the Company is managed under the direction of the Board of Directors, which is elected by our stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that the Company and its performance may benefit. The role of the Chairman includes providing continuous feedback on the direction, performance and strategy of the Company, presiding as Chair of Board meetings, setting the Board’s agenda with management and leading the Board in anticipating and responding to opportunities and challenges faced by the Company.

The Board does not have a policy requiring the separation or combination of the CEO and Chairman roles, but these positions are currently separated. Our Chairman of the Board, Todd B. Sisitsky, is a Partner at TPG Global, LLC, affiliates of which own 62.6% of our outstanding common stock. We have determined that our current structure is the most appropriate and effective Board leadership structure for the Company at this time based upon a number of factors, including the experience of the applicable individuals, the current business environment, and the specific needs of our business. However, the Board intends to reconsider the Company’s leadership structure from time to time in the future based on the relevant facts and circumstances at that time.

Board of Directors’ Role in Risk Oversight

Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors, primarily through its Audit Committee, oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.

Code of Business Conduct and Ethics

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a document known as the Standards of Legal and Regulatory Conduct that is applicable to all of our directors and teammates (the “Code of Business Conduct”). We have also adopted a Code of Ethical Conduct for Financial Leaders that applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers at the corporate level (the “Senior Officers Code”). Both the Code of Business Conduct and the Senior Officers Code are available on our website at www.scasurgery.com in the “Investors” section under “Corporate Governance.” Any future changes or amendments to the Senior Officers Code or the Code of Business Conduct, and any waiver of the Senior Officers Code or the Code of Business Conduct that applies to our Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer will be posted to our website at the above location.

Consideration of Director Candidates

The Nominating and Corporate Governance Committee of the Board is responsible for and has established procedures for identifying and evaluating qualified candidates for election to the Board. Following its evaluation, the Nominating and Corporate Governance Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement. These recommendations are based on an evaluation that is consistent with the criteria for selecting directors set forth below and are also consistent with applicable law and listing standards, the Company’s organizational documents and the Company’s obligations under its Stockholders’ Agreement with the TPG Funds.

In the case of incumbent directors, the Nominating and Corporate Governance Committee assesses each director’s overall contributions and service during his or her current term, including the number of meetings attended, level of participation and quality of performance. The Nominating and Corporate Governance

Committee also assesses incumbent directors in light of the criteria for Board candidates generally and other perceived needs of the Board. In the case of new director candidates, the Nominating and Corporate Governance Committee first evaluates the candidate in light of the requirements under the Company’s organizational documents, agreements with stockholders and applicable law and listing standards, including whether the nominee must be independent under NASDAQ listing standards, and then identifies any special needs of the current Board and evaluates the candidate based on the criteria set forth below. The Nominating and Corporate Governance Committee considers individuals recommended by Board members, management, stockholders and, if it deems appropriate, a professional search firm.

The Board may also consider candidates to fill a vacancy in the Board outside of the annual stockholder meeting process. The Nominating and Corporate Governance Committee uses the same criteria as are used to evaluate a director nominee to be elected by stockholders. In the event of a vacancy to be filled by the Board, the Nominating and Corporate Governance Committee will recommend to the Board one or more candidates for election by the Board and proxies will not be solicited.

The Nominating and Corporate Governance Committee seeks to identify and recruit the best available candidates. Qualified candidates are considered without regard to race, color, religion, sex, ancestry, national origin or disability. We believe director candidates should have the following minimum attributes and qualifications:

•	Character and integrity;

•	Significant business or public experience relevant and beneficial to the Board and the Company;

•	Expertise in one or more specific areas that are relevant and beneficial to the Board and the Company;

•	A commitment to the long-term growth and profitability of the Company; and

•	A willingness and ability to make a sufficient time commitment to the affairs of the Company in order to effectively perform the duties of a director, including regular attendance at Board and committee meetings.

In evaluating candidates, the Nominating and Corporate Governance Committee also takes into account factors relating to the requirements of applicable law and NASDAQ listing standards, the composition of the Board (including its size and structure) and the diversity of the Board. While the Nominating and Corporate Governance Committee takes into account the diversity of the Board in evaluating candidates, neither the Board nor the Nominating and Corporate Governance Committee has a specific policy with regard to the consideration of diversity in identifying or evaluating director nominees.

In addition to the minimum qualifications and considerations described above, the Nominating and Corporate Governance Committee may also consider the following additional criteria and factors in evaluating candidates for recommendation to the Board:

•	Present and anticipated needs of the Board for particular experience or expertise and whether the candidate would satisfy those needs;

•	Current or future requirement for the Board to have a majority of independent directors and whether the candidate would be considered independent;

•	Whether the candidate would be considered financially literate and would qualify as a financially sophisticated Audit Committee member as described in NASDAQ listing standards and the Company’s Audit Committee charter, as well as whether the candidate would be considered an “audit committee financial expert” under SEC rules;

•	Accomplishments of the candidate in his or her field;

•	Professional and personal reputation of the candidate;

•	Relevant experience, including experience at the strategy/policy setting level, high level managerial experience in a complex organization, industry experience and familiarity with the processes used by the Company;

•	Ability to exercise sound business judgment;

•	Breadth of knowledge about issues affecting the Company;

•	Ability and willingness to contribute special competencies to Board activities;

•	A willingness to assume fiduciary responsibility;

•	Actual or potential conflicts of interest; and

•	Fit with the Company’s culture.

The Nominating and Corporate Governance Committee does not assign specific weights to these various criteria and no particular criterion is necessarily applicable to all prospective nominees.

Following the Nominating and Corporate Governance Committee’s initial review of a candidate’s qualifications, one or more committee members will interview the candidate. The Nominating and Corporate Governance Committee may also arrange interviews with the Chairman of the Board and/or members of management.

Process for Stockholders to Recommend Director Candidates for Consideration by the Committee

The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, for candidates recommended by a stockholder. Stockholders who wish to recommend candidates for the Nominating and Corporate Governance Committee’s consideration must submit a written recommendation to the Corporate Secretary at 520 Lake Cook Road, Suite 250, Deerfield, IL 60015. Recommendations must be sent by certified or registered mail and received by November 15th for consideration at the following year’s annual meeting of stockholders. Recommendations must include the following:

•	The recommending stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	The candidate’s name, address, phone number, e-mail address and age;

•	A resume describing, at a minimum, the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the stockholder’s and candidate’s reasons for nomination to the Board and documents the candidate’s ability to satisfy the director qualifications described above;

•	The candidate’s consent to a background investigation;

•	The candidate’s written consent to stand for election if nominated by the Board and to serve if elected by the stockholders; and

•	Any other information that will assist the Nominating and Corporate Governance Committee in evaluating the candidate in accordance with this procedure.

The Corporate Secretary will promptly forward these materials to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including without limitation information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Nominations of Directors by Stockholders

Separate procedures apply if a stockholder wishes to nominate a director candidate for election at a meeting of stockholders. These procedures, and as well as the Company’s director qualifications, are specified in Section 2.16 of the Company’s Bylaws and are summarized below. Nothing in the above described procedures for stockholders to recommend candidates to the Nominating and Corporate Governance Committee supersedes any requirements set forth in the Bylaws.

Section 2.16 of the Company’s Bylaws provides for procedures pursuant to which stockholders may nominate director candidates at meetings of stockholders. To provide timely notice of a director nomination at an annual meeting of stockholders, the stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company at 520 Lake Cook Road, Suite 250, Deerfield, IL 60015: (i) with respect to an annual meeting, not earlier than the opening of business on the 120th day before, and not later than the close of business on the 90th day before, the first anniversary of the date of the preceding year’s annual meeting, (ii) if the date of the applicable annual meeting has been changed by more than 30 days from the date of the prior year’s annual meeting, or if no annual meeting was held in the previous year, not earlier than the opening of business on the 120th day before the date of such annual meeting, and not later than the close of business on the later of (x) the 90th day before the date of such annual meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company, and (iii) with respect to any special stockholders meeting called by the Board for the election of directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting. A nominating stockholder’s notice must also satisfy the information requirements specified in Section 2.16 of the Bylaws with respect to the nominee for director and the nominating stockholder.

Additionally, in order to be eligible for nomination, a potential nominee must deliver to the Corporate Secretary of the Company (i) a completed questionnaire providing information concerning the background and qualification of that person, among other things, and (ii) a written representation and agreement pertaining to any voting commitments made by the potential nominee and compensation the nominee expects to receive other than from the Company as a result of his or her service as a director. The Company may require any proposed nominee or stockholder who nominates the proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee. The chairman of the meeting of stockholders will determine whether or not a nomination was made in accordance with the procedures set forth in our Bylaws. If the chairman determines that a nomination is defective, he will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded.

A copy of the Company’s Bylaws can be accessed on the Company’s Investor Relations website at http://investor.scasurgery.com under “Corporate Governance.” Printed copies of the Bylaws may also be obtained at no charge by writing to the Corporate Secretary at 520 Lake Cook Road, Suite 250, Deerfield, IL 60015.

Executive Sessions

Executive sessions of the independent directors of the Board must be held at least two times per year and otherwise as needed. These sessions are chaired by an independent director selected by a majority of the independent directors participating in the executive session.

Compensation Committee Interlocks and Insider Participation

From the date of designation of our Compensation Committee on October 30, 2013, the Compensation Committee has been comprised of Messrs. Sisitsky and Geiser and Dr. Mansukani. We did not have a compensation committee prior to October 30, 2013; however, these individuals comprised the compensation committee of SCA from January 1, 2013 until October 30, 2013. No member of the Compensation Committee is or has been an officer or employee of ours or an executive officer of another entity where an executive officer of such entity served on our Compensation Committee. None of our executive officers serves as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

To the extent that any members of our Compensation Committee and their affiliates have participated in transactions with us, a description of those transactions is provided in “Executive Officer and Director Compensation” and “Certain Relationships and Related Person Transactions.”

Stockholder Communications to the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Nominating and Corporate Governance Committee

of Surgical Care Affiliates, Inc.

c/o Corporate Secretary

520 Lake Cook Road, Suite 250

Deerfield, Illinois 60015

All communications to the Board will be relayed to the Chairman of the Nominating and Corporate Governance Committee without being screened by management. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the other directors to know.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. As described beginning on page 29, we have employment agreements with each of our executive officers.

Name	Age	Position
Peter J. Clemens IV	49	Executive Vice President and Chief Financial Officer
Michael A. Rucker	44	Executive Vice President and Chief Operating Officer
Joseph T. Clark	58	Executive Vice President and Chief Development Officer
Richard L. Sharff, Jr.	45	Executive Vice President, General Counsel and Corporate Secretary

Peter J. Clemens IV is our Executive Vice President and Chief Financial Officer and has served in such capacity since 2011. Prior to joining SCA, Mr. Clemens held various positions at Caremark Rx, Inc. and CVS Caremark Corporation from 1995 until 2010, including most recently as Executive Vice President and Chief Financial Officer of Caremark, the pharmacy services division of CVS Caremark Corporation. Mr. Clemens has also held various positions in corporate banking with Wachovia Bank and Regions Bank. Mr. Clemens earned his M.B.A. from The Owen School at Vanderbilt University and earned his bachelor’s degree from Samford University.

Michael A. Rucker is our Executive Vice President and Chief Operating Officer and has served in such capacity since 2009. Prior to joining SCA, Mr. Rucker served in a number of capacities at DaVita and its predecessor companies from 1995 to 2008, including most recently as Divisional Vice President of Operations. Mr. Rucker also served as an associate in the healthcare group of Houlihan, Lokey, Howard & Zukin Inc. and worked in public accounting as a CPA. Mr. Rucker earned his M.B.A. from the Wharton School of the University of Pennsylvania and his bachelor’s degree from Miami University.

Joseph T. Clark is our Executive Vice President and Chief Development Officer and has served in such capacity since 2007. Prior to joining SCA, Mr. Clark served as President of the Surgery Division of HealthSouth Corporation from 2005 to 2007. Mr. Clark also served as the President and Chief Executive Officer of HealthMark Partners, Inc., an owner, operator and developer of ASCs and specialty hospitals and in various senior management roles, including Chief Executive Officer of Response Oncology, Inc., a provider of cancer treatment services. He earned a bachelor’s degree from Dartmouth College.

Richard L. Sharff, Jr. is our Executive Vice President, General Counsel and Corporate Secretary and has served in such capacity since 2007. Prior to joining SCA, Mr. Sharff practiced law from 1994 to 2007 at Bradley Arant Rose and White LLP (now Bradley Arant Boult Cummings LLP (“Bradley Arant”)), where he represented a variety of clients in the healthcare industry. Mr. Sharff earned his J.D. from the University of Virginia and earned his bachelor’s degree from the University of Virginia. He is a member of the bars in Alabama and California (inactive status).

There are no family relationships between or among any of our executive officers. The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

There are no legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Overview

The following discussion relates to the compensation of our President and Chief Executive Officer, Andrew P. Hayek, and our two most highly compensated executive officers in 2013 (other than our Chief Executive Officer), Joseph T. Clark, our Executive Vice President and Chief Development Officer, and Michael A. Rucker, our Executive Vice President and Chief Operating Officer (Messrs. Hayek, Clark and Rucker are collectively referred to herein as our “Named Executive Officers”). Our Named Executive Officers’ compensation is determined by our Compensation Committee and is generally reviewed annually. Our executive compensation program is designed to attract, motivate and retain high-quality leadership and incentivize our executive officers and other key teammates to achieve company and individual performance goals over the short- and long-term. Our pay-for-performance approach to executive compensation places an emphasis on both short- and long-term incentives, which serves to align the interests of our executive officers with those of our stockholders.

On October 30, 2013, prior to the closing of the IPO, we converted from a Delaware limited liability company, ASC Acquisition LLC, to a Delaware corporation. Pursuant to the conversion, options to purchase membership units of ASC Acquisition LLC were converted into options to purchase shares of common stock of Surgical Care Affiliates at a ratio of 10.25 membership units underlying such options to each one share of common stock underlying such converted options. In connection with the conversion, the exercise prices of such converted options were adjusted accordingly. In addition, every 10.25 outstanding restricted equity units (“REUs”) of ASC Acquisition LLC were converted into one restricted stock unit (“RSU”) of Surgical Care Affiliates. The vesting and other terms of the options and REUs generally remained the same.

Elements of Executive Compensation

The compensation of our Named Executive Officers consists of base salary, annual cash bonuses, equity awards and employee benefits, as described below. Our Named Executive Officers are also entitled to certain compensation and benefits upon qualifying terminations of employment pursuant to their employment agreements.

Base Salaries. Base salaries for our Named Executive Officers are determined based on each officer’s responsibilities and his experience and contributions to our business. Base salaries for our Named Executive Officers are reviewed periodically by our Compensation Committee. When reviewing base salaries for potential increase, our Compensation Committee considers each officer’s experience and individual performance, our performance, and general industry conditions.

Annual Cash Bonuses. Our Named Executive Officers are eligible to participate in our Senior Management Bonus Program, which was established to promote and reward the achievement of corporate, regional and individual performance goals. Corporate goals are based upon Surgical Care Affiliates meeting pre-determined financial goals. Similarly, regional goals, if any, are based upon a pre-determined set of financial goals for the applicable region. Individual goals are initially proposed by each participant in consultation with his or her immediate supervisor and are then approved by the Compensation Committee. The target and maximum amounts of any annual bonus that may be earned by an executive officer are expressed as a percentage of the executive’s annual base salary in effect with respect to the applicable year.

For fiscal year 2013, Mr. Hayek had a target annual bonus of 100% of base salary, up to a maximum of 200% of base salary. Mr. Clark had a target annual bonus of 70% of base salary, up to a maximum of 140% of base salary. Mr. Rucker had a target annual bonus of 75% of base salary, up to a maximum of 150% of base salary. The bonuses paid to each of our Named Executive Officers for fiscal year 2013 are set forth in the Summary Compensation Table below.

Equity Awards. Our Named Executive Officers participate in the Management Equity Incentive Plan adopted on November 16, 2007, as amended (the “2007 Equity Plan”). See “2007 Equity Plan” beginning on page 31 below for additional details about our 2007 Equity Plan. Grants under the 2007 Equity Plan, including those made to our Named Executive Officers, have consisted of option awards, which provide our executive officers with appropriate incentives to continue in our employ and to improve our growth and profitability, and which serve to align the interests of our Named Executive Officers with our stockholders. A portion of the option awards granted to each Named Executive Officer are subject to time-based vesting and a portion were subject to performance-based vesting, subject to the Named Executive Officer continuing to be employed on the applicable vesting date. Approximately 24% of Mr. Hayek’s outstanding awards are subject to time-based vesting and approximately 76% were subject to performance-based vesting. Approximately 29% of Mr. Clark’s outstanding awards are subject to time-based vesting and approximately 71% were subject to performance-based vesting. Approximately 49% of Mr. Rucker’s outstanding awards are subject to time-based vesting and approximately 51% were subject to performance-based vesting. As of September 16, 2013, all of the performance-based options were deemed to be fully vested. The vesting of the time-based option awards is generally in four or five equal annual installments of 25% or 20% per year, respectively, following the grant, and accelerates upon certain qualifying terminations, as described below.

Our Named Executive Officers are also eligible to participate in the 2013 Omnibus Long-Term Incentive Plan adopted on October 29, 2013 (the “2013 Omnibus Plan”); however, no awards have been made to the Named Executive Officers to date under the 2013 Omnibus Plan. See “2013 Omnibus Plan” beginning on page 31 below for a description of our 2013 Omnibus Plan.

On July 24, 2008, Mr. Hayek was granted 700,000 REUs (or 68,292 RSUs after giving effect to our conversion from a Delaware limited liability company to a Delaware corporation on October 30, 2013), which were subject to time-based vesting over a period of five years from the date of grant and as of July 24, 2013 were fully vested. Mr. Hayek’s RSUs will be settled for shares of common stock (or, in the Board of Directors’ discretion, cash) upon the earlier of (i) the termination of Mr. Hayek’s employment or (ii) a qualifying change in control of the Company or SCA.

Special Cash Bonus. In September 2013, we paid a cash distribution of $0.241279 per outstanding membership unit of ASC Acquisition LLC (or approximately $2.46 per share of our common stock after giving effect to our conversion to a corporation) (the “2013 Distribution”). In connection with the 2013 Distribution, in September 2013, SCA paid a cash bonus (the “2013 Special Cash Bonus Payment”) to holders of vested options and REUs who remained employed by SCA as of the date of payment, including our Named Executive Officers, equal to $0.241279 per vested option or REU (or $2.46 per option or RSU after giving effect to our conversion to a corporation). In connection with the 2013 Distribution and the 2013 Special Cash Bonus Payment, the Company also reduced the exercise price of unvested options by the same amount. Holders of unvested REUs did not receive a cash payment or any adjustment with respect to their unvested REUs. To the extent teammates, including our Named Executive Officers, owned membership units of ASC Acquisition LLC outright, such teammates also received a payment in respect of such membership units as part of the 2013 Distribution.

Benefits and Perquisites. We provide the following benefits to our Named Executive Officers on the same basis as all other eligible executives:

•	Company sponsored healthcare plans, including coverage for medical and dental benefits;

•	A qualified 401(k) savings plan with a matching contribution;

•	Payment of life insurance premiums;

•	Payment of long-term disability insurance premiums; and

•	With respect to Mr. Hayek, dues and expenses for his memberships in the Young Presidents Organization (“YPO”) and the YPO-WPO International in the amount of approximately $8,830 in 2013.

Employment Agreements. We have entered into employment agreements with each of our Named Executive Officers, which include severance and restrictive covenant provisions. We believe that reasonable severance benefits are necessary in order to attract and retain high-quality, talented executive officers.

Role of Executive Officers in Decisions Relating to Executive Officer and Director Compensation

Our Chief Executive Officer makes recommendations to the Compensation Committee regarding base salaries, bonuses and equity compensation grants for the remainder of our executives. Our Chief Executive Officer is not present during deliberations or voting by the Compensation Committee relating to his own compensation. The Compensation Committee has discretion to approve, disapprove or modify recommendations made by the Chief Executive Officer.

Role of Compensation Consultant

The Compensation Committee has engaged a compensation consultant, Deloitte Consulting LLP (“Deloitte”), to review, assess and provide recommendations with respect to certain aspects of our compensation program for executive officers and directors. Deloitte was previously engaged, beginning in July 2013, by the compensation committee of the board of directors of SCA to assist with executive compensation matters in connection with the possibility of either us or SCA transitioning to become a public company. In its role as compensation consultant, Deloitte has rendered services to the compensation committee of SCA, and since the IPO, to our Compensation Committee, including examining the overall pay mix for our executives, conducting a competitive assessment of our executive compensation program and making recommendations and advising on compensation design and levels. Deloitte has also provided advice on structuring annual and long-term incentive arrangements for executives. In addition, Deloitte has provided and is expected to continue to provide advice to the Compensation Committee on the compensation elements and levels for non-employee directors.

In addition to the compensation consulting services provided by Deloitte to the Compensation Committee, Deloitte affiliates have provided certain services to us and SCA, at the request of management, consisting of internal audit support services and business valuation services. Deloitte’s fees for executive and director compensation services in 2013 were $106,953. For the additional services performed by affiliates of Deloitte, as described above, the aggregate fees in 2013 were $242,037.

The Compensation Committee believes that, given the nature and scope of these projects, these additional services did not raise a conflict of interest and did not impair Deloitte’s ability to provide independent advice to the Compensation Committee concerning executive and director compensation matters. In making this determination, the Compensation Committee has considered, among other things, the following factors: (i) the types of non-compensation services provided by the affiliates of Deloitte, (ii) the amount of fees for such non-compensation services, noting in particular that such fees are negligible when considered in the context of the aggregate total revenues of Deloitte and its affiliates for the period, (iii) Deloitte’s policies and procedures concerning conflicts of interest, (iv) the fact that Deloitte representatives who advise the Compensation Committee do not provide any non-compensation related services to us or SCA, (v) the fact that there are no other business or personal relationships between our management or members of the Compensation Committee, on the one hand, and any Deloitte representatives who provide compensation services to us, on the other hand, and (vi) the fact that neither Deloitte nor any of the Deloitte representatives who provide compensation services to the Compensation Committee owns any of our common stock.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Company’s Named Executive Officers for the fiscal years ended December 31, 2013 and December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Andrew P. Hayek	2013	595,327	1,871,032	(4)	-0-	1,743,524	579,898	-0-	9,110	4,798,891
President and Chief Executive Officer	2012	582,000	31,440	(5)	-0-	-0-	196,211	-0-	9,000	818,651

Michael A. Rucker	2013	424,338	433,906	(6)	-0-	887,121	315,909	-0-	9,056	2,070,330
Executive Vice President and Chief Operating Officer	2012	415,000	20,375	(7)	-0-	369,000	110,536	-0-	9,000	923,911

Joseph T. Clark	2013	458,559	497,638	(8)	-0-	515,588	320,991	-0-	9,080	1,801,856
Executive Vice President and Chief Development Officer	2012	448,000	33,904	(9)	-0-	95,000	97,883	-0-	9,000	683,787

(1)	The amounts presented in this column represent the fair value of the options granted to purchase membership units of ASC Acquisition LLC (or, since October 30, 2013, shares of our common stock) on the date of grant in accordance with Accounting Standards Codification (“ASC”) Topic 718 of the Financial Accounting Standards Board (“FASB”). Further detail surrounding the options awarded, the method of valuation and the assumptions made are set forth in Note 11 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013. For 2013, in addition to the grant date fair value of the option awards granted to the Named Executive Officers in fiscal year 2013, the amounts reported include (i) the incremental fair value of the performance-based options that were accelerated on September 16, 2013, computed as of the acceleration date in accordance with ASC Topic 718, or $174,635 for Mr. Hayek, $130,809 for Mr. Rucker and $52,562 for Mr. Clark, and (ii) the incremental fair value recognized for the reduction on September 16, 2013 of the exercise price of previously granted options that were unvested as of such date, computed in accordance with ASC Topic 718, or $368,894 for Mr. Hayek, $276,317 for Mr. Rucker and $111,030 for Mr. Clark.
(2)	The amounts presented in this column represent the portion of the cash bonuses earned by the executive officers under our Senior Management Bonus Program for the applicable year that were attributable to the attainment of pre-established corporate and/or individual performance goals for such year. Any discretionary bonuses, whether paid under the Senior Management Bonus Program or otherwise, are reported under the “Bonus” column rather than the “Non-Equity Incentive Plan Compensation” column.
(3)	The amounts presented in this column represent 401(k) matching contributions and life insurance premiums paid on behalf of the Named Executive Officers by the Company.
(4)	$1,495,930 of this amount represents the amount of a one-time cash bonus paid to Mr. Hayek in September 2013 in respect of vested options and REUs, as described above under “Elements of Executive Compensation – Special Cash Bonus,” and $375,102 represents an additional special cash bonus paid to Mr. Hayek in connection with the successful completion of the Company’s initial public offering.
(5)	Represents the discretionary portion of the bonus paid to Mr. Hayek under our Senior Management Bonus Program for 2012.
(6)	Represents the amount of a one-time cash bonus paid to Mr. Rucker in September 2013 in respect of vested options, as described above under “Elements of Executive Compensation – Special Cash Bonus.”
(7)	Represents the discretionary portion of the bonus paid to Mr. Rucker under our Senior Management Bonus Program for 2012.
(8)	Represents the amount of a one-time cash bonus paid to Mr. Clark in September 2013 in respect of vested options, as described above under “Elements of Executive Compensation – Special Cash Bonus.”
(9)	Represents the discretionary portion of the bonus paid to Mr. Clark under our Senior Management Bonus Program for 2012.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth information regarding equity awards held by our Named Executive Officers as of December 31, 2013 and reflects our conversion from a Delaware limited liability company to a Delaware corporation on October 30, 2013.

	Option Awards
Name	Vesting Start Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date
Andrew P. Hayek	4/21/2008	360,975	(1)	—	(1)	—	10.25		4/21/2018
	3/24/2010	175,610	(1)	—	(1)	—	11.18		3/24/2020
	3/24/2010	21,951	(1)	21,951	(1)	—	8.72	(4)	3/24/2020
	5/06/2013	—		182,926	(2)	—	12.41	(4)	5/06/2023

Michael A. Rucker	9/15/2008	53,500	(1)	—	(1)	—	12.10		9/15/2018
	7/23/2009	37,765	(1)	—	(1)	—	12.10		7/23/2019
	7/23/2009	—	(1)	4,196	(1)	—	9.64	(4)	7/23/2019
	3/24/2010	46,829	(1)	—	(1)	—	11.18		3/24/2020
	3/24/2010	5,854	(1)	5,853	(1)	—	8.72	(4)	3/24/2020
	2/8/2011	13,659	(1)	—	(1)	—	11.18		2/8/2021
	2/8/2011	1,951	(1)	3,902	(1)	—	8.72	(4)	2/8/2021
	3/6/2012	23,696	(2)	—	(2)	—	13.94		3/6/2022
	3/6/2012	23,695	(2)	47,390	(2)	—	11.48	(4)	3/6/2022
	5/6/2013	—	(2)	73,170	(2)	—	12.41	(4)	5/6/2023

Joseph T. Clark	6/29/2007	195,121	(1)(3)	—		—	10.25		6/29/2014
	3/6/2012	6,098	(2)	—	(2)	—	13.94		3/6/2022
	3/6/2012	6,097	(2)	12,195	(2)	—	11.48	(4)	3/6/2022
	5/6/2013	—	(2)	53,658	(2)	—	12.41	(4)	5/6/2023

(1)	Half of these option awards are subject to time-based vesting, with 20% vesting on each of the first, second, third, fourth and fifth anniversaries of the date of grant, and half were subject to performance-based vesting, which half were deemed vested as of September 16, 2013.
(2)	These option awards are subject to time-based vesting, with 25% vesting on each of the first, second, third and fourth anniversaries of the date of grant.
(3)	On January 15, 2014, Mr. Clark exercised all of these options pursuant to an Option Net-Settlement Exercise Agreement, dated October 8, 2013, between the Company and Mr. Clark, which agreement granted Mr. Clark the ability to exercise, on a net-settlement basis, these options beginning on January 1, 2014.
(4)	Reflects a $2.46 per share reduction in the exercise price of these options on September 26, 2013 in connection with our IPO.

Employment Agreements

On October 30, 2013, we entered into employment agreements with each of our Named Executive Officers (collectively, the “Employment Agreements”). The initial term of the Employment Agreements is three years, in each case with automatic renewals for successive one-year terms unless either party to the agreement provides notice of non-renewal at least 90 days prior to the expiration of the initial term or the applicable renewal term.

The Employment Agreements establish a base salary for each of our Named Executive Officers, subject to possible annual increases as determined by the Board of Directors or the Compensation Committee. The annual base salaries currently in effect for Messrs. Hayek, Clark and Rucker are $780,000, $469,000, and $439,000, respectively.

Additionally, the Employment Agreements provide that the Named Executive Officers are eligible to participate in our Senior Management Bonus Program, under which they may earn a cash bonus each year, subject to the achievement of company and individual performance objectives established by the Compensation Committee. The target and maximum amounts of any annual bonus that may be earned by an executive are expressed as a percentage of the executive’s annual base salary in effect with respect to such year. The Employment Agreements also provide that each Named Executive Officer is entitled to participate in all savings and retirement plans and welfare benefits provided by us which are generally made available to other executives.

The Employment Agreements contain standard ongoing confidentiality, non-solicitation and non-competition restrictions. The non-solicitation restrictions remain in place for 18 months for Messrs. Clark and Rucker, and two years for Mr. Hayek, in each case following termination of employment and the non-competition restrictions remain in place for 18 months for Messrs. Clark, Rucker and Hayek, following termination of employment.

Each of the Employment Agreements provides that if a Named Executive Officer is terminated for cause, or if he terminates his employment without good reason (as such terms are defined in the applicable Employment Agreement), he will be entitled to any earned and unpaid base salary through the date of his termination. If a Named Executive Officer is terminated without cause, if he terminates his employment for good reason or if the Company delivers a notice of non-renewal, in each case other than in connection with a change in control, he will be entitled to the following payments and benefits: (i) continued base salary payments for 18 months (24 months for Mr. Hayek) following the date of termination of employment, (ii) health insurance benefits for 18 months following the date of termination of employment or until he becomes re-employed with another employer and is eligible to receive health insurance benefits under another employer-provided plan, whichever comes earlier, and (iii) a pro rata portion of his annual bonus based upon the achievement of the applicable performance objectives payable in a lump sum at the same time as the annual bonuses are otherwise paid to other employees.

In addition, each of the Employment Agreements provides that if a Named Executive Officer’s employment terminates as a result of his death or disability, he will be entitled to any earned and unpaid base salary through the date of his termination, as well as a pro rata portion of his annual bonus based upon the achievement of the applicable performance objectives. In the event a Named Executive Officer’s employment is terminated without cause, for good reason or if the Company delivers a notice of non-renewal, in each case within the three months prior to the consummation of, or within the twenty-four month period following, a change in control, in addition to any earned and unpaid base salary through the date of termination, he will be entitled to (i) an amount equal to 1.5 times (two times in the case of Mr. Hayek) the sum of the Named Executive Officer’s then-current base salary and his target annual bonus, payable in a lump sum within forty days following the date of such termination, (ii) health insurance benefits for 18 months following the date of termination of employment or until he becomes re-employed with another employer and is eligible to receive health insurance benefits under another employer-provided plan, whichever comes earlier, and (iii) a pro rata portion of his annual bonus based upon the achievement of the applicable performance objectives payable in a lump sum at the same time as the annual bonuses are otherwise paid to other employees.

Payments of severance and other benefits are conditioned upon the Named Executive Officer executing a release of claims, and such release becoming effective, and compliance with restrictive covenants.

Retirement Benefits

We maintain the SCA Retirement Investment Plan, a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which our Named Executives participate. The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis into individual retirement accounts, subject to the maximum annual limits set by the IRS. SCA makes a matching employer contribution in an amount equal to 50% of the first 4% of each plan participant’s elective deferrals. All contributions to the 401(k) Plan are in the form of cash. Employer contributions vest over a six-year service period. Participants are immediately fully vested in their own contributions to the 401(k) Plan.

Potential Payments Upon Termination or a Change in Control

The Employment Agreements contain severance provisions pursuant to which the Named Executive Officers are entitled to certain payments or benefits upon a termination without cause or for good reason. Please refer to the “Employment Agreements” section above for further information about such payments and benefits.

In addition, the 2007 Equity Plan provides for accelerated vesting of the outstanding option awards subject to time-based vesting if the executive is terminated without cause or for good reason within the two-year period following a change in control.

For any change in control consummated on or before January 1, 2015, Mr. Hayek has the right to receive a “gross-up” for any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any federal, state or local income tax under the terms of his Employment Agreement in the event the amount of the “parachute payments” he is entitled to receive exceeds the safe harbor limit under Section 280G of the Code by more than 10%. Any amounts below that 10% limit would be reduced to fall within the safe harbor limit. For any change in control consummated after January 1, 2015, Mr. Hayek is not entitled to a gross up.

2007 Equity Plan

The 2007 Equity Plan, which became effective on November 16, 2007, provides for the grant of options to purchase our membership units to our and our affiliates’ key teammates, directors, service providers and consultants. The summary of the 2007 Equity Plan contained in this Proxy Statement is not a complete description of all provisions of the 2007 Equity Plan and is qualified in its entirety by reference to the 2007 Equity Plan, which has been filed with the SEC.

The 2007 Equity Plan is administered by our Compensation Committee, which has authority to select award recipients and to determine the terms of all awards, including the time or times at which awards vest or become exercisable. Unless otherwise provided by our Compensation Committee in a participant’s grant agreement or other agreement, a participant’s unvested options will immediately expire on the date such participant’s employment is terminated for any reason, and vested options will remain outstanding for one year following the participant’s death or disability and for 90 days following termination of employment for any other reason (or, in each case, until the award’s expiration date, if earlier). If a participant’s employment is terminated for cause (as defined in the 2007 Equity Plan), all awards then held by the participant will be forfeited immediately, whether or not vested. Options granted after 2010 expire 10 years from the date of grant. The 2007 Equity Plan provides that if an individual’s employment is terminated within a certain period following a change in control, either by the Company without cause or by the individual for good reason, all unvested time-based options shall become fully vested.

Prior to 2010, with the exception of options granted to Mr. Hayek, all options granted to participants expired seven years from the date of grant (Mr. Hayek’s options granted prior to 2010 expire 10 years from the date of grant). In 2011, we offered to cancel all of the outstanding options under the 2007 Equity Plan that had seven year terms and replace such options with a larger number of options with similar terms and with an expiration date of 10 years from the original date of grant (rather than seven years).

We do not intend to make any additional grants of options under the 2007 Equity Plan.

2013 Omnibus Plan

Prior to the IPO, we adopted the 2013 Omnibus Plan. All equity-based awards subsequent to the IPO have been and will be granted under the 2013 Omnibus Plan. No awards have been made to date to the Named Executive Officers under the 2013 Omnibus Plan. This summary of the 2013 Omnibus Plan is not a complete description of all provisions of the 2013 Omnibus Plan and is qualified in its entirety by reference to the 2013 Omnibus Plan, which has been filed with the SEC.

Purpose. The purpose of the 2013 Omnibus Plan is to advance our interests by providing for the grant to participants of equity-based awards.

Plan Administration. The 2013 Omnibus Plan is administered by our Compensation Committee. Our Compensation Committee has the authority to, among other things, interpret the 2013 Omnibus Plan, determine eligibility for, grant and determine the terms of awards under the 2013 Omnibus Plan, and to do all things necessary to carry out the purposes of the 2013 Omnibus Plan. Our Compensation Committee’s determinations under the 2013 Omnibus Plan are conclusive and binding. Our Compensation Committee selects participants from among our key teammates, directors, and consultants who are in a position to make a significant contribution to our success. Eligibility for options intended to be incentive stock options is limited to our teammates.

Authorized Shares. Subject to adjustment, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2013 Omnibus Plan is 2,220,000. Shares of common stock to be issued under the 2013 Omnibus Plan may be authorized but unissued shares of common stock or previously-issued shares acquired by us. Any shares of common stock underlying awards that are settled in cash or otherwise expire, terminate, are not delivered or are forfeited prior to the issuance of common stock will again be treated as not issued under the 2013 Omnibus Plan.

Individual Limits. The maximum number of shares for which equity-based awards may be granted to any person in any calendar year is 450,000 shares. The maximum amount that may be paid to any person in any calendar year with respect to cash awards is $3,500,000.

Types of Awards. The 2013 Omnibus Plan provides for grants of options, stock appreciation rights, restricted and unrestricted stock and stock units, performance awards, cash awards, and other awards convertible into or otherwise based on shares of our stock. Dividend equivalents may also be provided in connection with an award under the 2013 Omnibus Plan.

Performance Criteria. The 2013 Omnibus Plan provides that our Compensation Committee may grant incentive awards that are based upon, and subject to achievement of, objective business criteria and that qualify as performance-based compensation under Section 162(m) of the Code. The 2013 Omnibus Plan provides that performance measures may relate to the performance of the plan participant, us, one of our subsidiaries, any business group, any of our business units or other subdivisions, or any combination of the foregoing, as our Compensation Committee deems appropriate, and may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as our Compensation Committee deems appropriate.

Adjustments. In the event of certain corporate transactions (including a stock dividend or split, recapitalization, merger, consolidation combination or exchange of shares or similar corporate change), our Compensation Committee will appropriately adjust the maximum aggregate number of shares that may be delivered under and the individual limits included in the 2013 Omnibus Plan, and will also make appropriate adjustments to the number and type of shares subject to awards, the exercise price of such awards or any other terms of such awards as our Compensation Committee deems appropriate.

Amendment and Termination. Our Compensation Committee may amend or suspend the 2013 Omnibus Plan or outstanding awards, or terminate the 2013 Omnibus Plan as to future grants of awards, except that our Compensation Committee will not be able to alter the terms of an award if it would affect adversely a participant’s rights under the award without the participant’s consent (unless expressly provided in the 2013 Omnibus Plan). Stockholder approval will be required for any amendment to the 2013 Omnibus Plan to the extent such approval is required by law, including the Code or applicable NASDAQ listing rules.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2013 about common stock that may be issued under all of the Company’s existing equity compensation plans and arrangements:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Security Holders	3,167,761	(1)	$11.41	(2)	2,256,181	(3)
Equity Compensation Plans Not Approved by Security Holders	—		—		—

Total	3,167,761	(1)	$11.41	(2)	2,256,181	(3)

(1)	Consists of (i) options to purchase 2,538,203 shares of common stock granted under our 2007 Equity Plan, (ii) options to purchase 457,898 shares of common stock granted under our Director Equity Plan, (iii) options to purchase 20,776 shares of common stock granted under our 2013 Omnibus Plan, (iv) RSUs for 70,484 shares of common stock granted under our 2013 Omnibus Plan and (v) RSUs for 80,400 shares of common stock which were granted pursuant to individual compensation arrangements.
(2)	Does not take into account RSUs, which have no exercise price.
(3)	Consists of (i) 97,535 shares available under our 2007 Equity Plan, (ii) 29,906 shares available under our Director Equity Plan and (iii) 2,128,740 shares available under our 2013 Omnibus Plan. We do not intend to use the 2007 Equity Plan or the Director Equity Plan to make any future grants of equity awards.

Director Compensation

The following table sets forth information concerning the compensation earned by our directors during 2013.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Todd B. Sisitsky	—	—	—	—	—	—	—
Thomas C. Geiser	50,000	30,000	—	—	—	363,496	443,496
Curtis S. Lane	50,000	30,000	—	—	—	136,846	216,846
Sharad Mansukani, M.D.	50,000	30,000	—	—	—	198,882	278,882
Jeffrey K. Rhodes	—	—	—	—	—	—	—
Frederick A. Hessler	16,250	30,000	—	—	—	—	46,250

(1)	Andrew P. Hayek, the Company’s President and Chief Executive Officer, is not included in this table as he is, and at all times during 2013 was, an employee of the Company and thus received no compensation for his service as director. The compensation received by Mr. Hayek as an employee of the Company is shown in the Summary Compensation Table on page 28.
(2)	The amounts presented in this column represent the fair value of the REUs granted (or, since October 30, 2013, RSUs granted) on the date of grant in accordance with FASB ASC Topic 718. Further detail surrounding the REUs awarded, the method of valuation and the assumptions made are set forth in Note 11 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013.
(3)	At the end of fiscal year 2013, the aggregate number of RSUs outstanding for each director was as follows: (i) for Mr. Geiser, 4,036, (ii) for Mr. Lane, 4,036, (iii) for Dr. Mansukani, 4,036, and (iv) for Mr. Hessler, 1,324.

(4)	At the end of fiscal year 2013, the aggregate number of option awards outstanding (all of which have vested) for each director was as follows: (i) for Mr. Geiser, 146,976, (ii) for Mr. Lane, 55,331, and (iii) for Dr. Mansukani, 80,417.
(5)	Represents the amount of the one-time cash bonus paid in September 2013 in respect of vested options and REUs held by then current teammates and directors.

Under our current director compensation program, certain members of our Board of Directors who are not employees of the Company are eligible to receive cash compensation for their services as a director as follows: Mr. Geiser, Mr. Lane, Mr. Hessler and Dr. Mansukani each receive $12,500 in cash fees in arrears each quarter.

Additionally, commencing January 1, 2014, Mr. Geiser receives an additional annual cash retainer of $15,000 (payable quarterly in arrears), representing two individual retainers of $7,500 each, for serving as the Chair of the Compliance Committee and the Chair of the Acquisition Committee. Additionally, commencing October 1, 2013, Mr. Hessler receives an additional annual cash retainer (payable quarterly in arrears) of $15,000 for serving as Chair of the Audit Committee.

Starting in 2012, the Company elected to make annual grants of REUs pursuant to Restricted Equity Unit Grant Agreements with each of our non-employee directors, generally in an aggregate amount equal to $30,000.

Upon the conversion of the Company from a Delaware limited liability company to a Delaware corporation on October 30, 2013, the REUs became RSUs that may be settled in shares of common stock (or, in the discretion of the Board of Directors, cash). The RSUs are subject to time-based vesting, with 50% of such RSUs vesting on each of the first two anniversaries of the date of grant, subject to the grantee continuing to serve as a director on each vesting date. In 2013, the Company granted 20,690 REUs (or 2,018 RSUs after giving effect to our conversion to a Delaware corporation on October 30, 2013) to each of Messrs. Geiser and Lane and Dr. Mansukani, and the Company granted 1,324 RSUs to Mr. Hessler, whose RSUs were granted under the 2013 Omnibus Plan. 50% of the RSUs granted to these directors vest on the first anniversary of the date of grant and the other 50% vest on the second anniversary of the date of grant. Vested RSUs are settled for shares of common stock or cash, at the Board’s discretion, upon the earlier of (i) the director ceasing to provide services as a director of the Company or (ii) a qualifying change in control of the Company. Any portion of the RSUs that remain unvested on the date that the director ceases to be a director for any reason will be forfeited, and the director will cease to have any rights with respect thereto.

Pursuant to our Director and Consultant Equity Incentive Plan, adopted June 24, 2008, as amended September 9, 2008 (the “Director Equity Plan”), directors are eligible to receive grants of options subject to time-based vesting that become exercisable only upon the occurrence of a Liquidity Event (as defined in the Director Equity Plan) in which TPG achieves a minimum cash return on its original investment. The options granted pursuant to the Director Equity Plan may also accelerate vesting but not exercisability in the event of certain qualifying terminations (as defined in the Director Equity Plan).

In September 2013, the Company paid a cash bonus to holders of vested options and REUs who continued to provide services to us on the date of payment, including Messrs. Geiser and Lane and Dr. Mansukani, equal to $0.241279 per vested option or REU (or $2.46 per option or RSU after giving effect to our conversion to a Delaware corporation). The Board of Directors resolved to adjust downward the exercise price of any unvested options by the same amount. Holders of unvested REUs did not receive a cash payment or any adjustment with respect to their unvested REUs. To the extent non-employee directors owned membership units outright, they also received a payment in respect of such membership units as a result of this distribution.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for the Review and Approval of Related Person Transactions

Under SEC rules, a “related person” is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Pursuant to our related party transaction written policy, directors (including director nominees), executive officers and employees are required to report any transactions or circumstances that may create or appear to create a conflict between the personal interests of the individual and our interests, regardless of the amount involved. The Audit Committee of the Board of Directors is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of the Board of Directors as to whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The Audit Committee, in making its recommendation, considers various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

Related Person Transactions Entered into by the Company

Other than compensation agreements and other arrangements which are described under “Executive Compensation” and the transactions described below, since January 1, 2013, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Operating Agreement Providing for Certain Purchase Rights

On August 22, 2007, we, the TPG Funds, MTS and certain other co-investors, including members of our management, entered into the Second Amended and Restated Limited Liability Company Operating Agreement of ASC Acquisition LLC (the “Operating Agreement”). The Operating Agreement contained agreements among the parties including with respect to tag-along rights, drag-along rights, rights of first refusal, transfer restrictions and other corporate governance provisions. The Operating Agreement terminated in connection with our conversion from a Delaware limited liability company to a Delaware corporation on October 30, 2013.

Management Unit Holders’ Agreement

On August 22, 2007, we and certain investors that are members of our management entered into the management unit holders’ agreement (the “Management Unit Holders’ Agreement”), which contains certain arrangements among the parties including with respect to restrictions on transfer of interests in us, call rights in certain specified situations, drag-along rights and tag-along rights. In addition, all parties to the Management Unit Holders’ Agreement are subject to a contractual lock-up provision during the 180-day period following the date of our IPO in October 2013. Except for this lock-up provision, the Management Unit Holders’ Agreement terminated by its terms on the date of our IPO.

Stockholders’ Agreement with the TPG Funds

In connection with our IPO, we entered into a stockholders’ agreement with the TPG Funds, dated November 4, 2013 (the “Stockholders’ Agreement”), that provides that, so long as the Stockholders’ Agreement remains in effect, the TPG Funds will have certain rights to designate for nomination candidates for our Board of

Directors. We are required to use our reasonable best efforts to cause the Board of Directors and the Nominating and Corporate Governance committee to include such persons designated by the TPG Funds in the slate of nominees recommended by the Board of Directors for election by the stockholders.

As set forth in the Stockholders’ Agreement, for so long as the TPG Funds collectively own at least 50% of the shares of our common stock held by them at the closing of the IPO, they will be entitled to designate for nomination a majority of the seats on our Board of Directors. When the TPG Funds collectively own less than 50%, but at least 30%, of the shares of our common stock held by them as of the closing of the IPO, the TPG Funds will be entitled to designate for nomination three directors. When the TPG Funds collectively own less than 30%, but at least 10%, of the shares of our common stock held by them as of the closing of the IPO, the TPG Funds will be entitled to designate for nomination two directors. Thereafter, the TPG Funds will be entitled to designate for nomination one director so long as they own at least 3% of the shares of our common stock held by them as of the closing of the IPO.

However, if on or before the first anniversary of the IPO, our Board of Directors is increased to nine members, and at such time the TPG Funds collectively own at least 50% of the shares of our common stock held by them as of the closing of the IPO, the number of seats on our Board of Directors that the TPG Funds will be entitled to designate for nomination, as described above, will be increased by one seat, so long as the TPG Funds collectively own at least 20% of the shares of our common stock held by them as of the closing of the IPO. When the TPG Funds collectively own less than 20%, but at least 10%, of the shares of our common stock held by them as of the closing of the IPO, the TPG Funds will be entitled to designate for nomination two directors. Thereafter, the TPG Funds will be entitled to designate for nomination one director so long as they own at least 3% of the shares of our common stock held by them as of the closing of the IPO.

In the event that the size of our Board of Directors is otherwise increased or decreased in size at any time, the nomination rights afforded to the TPG Funds will be proportionately adjusted as well, rounded up to the nearest whole person.

As our Board of Directors currently consists of seven members, in accordance with the Stockholders’ Agreement, the TPG Funds have designated Thomas C. Geiser, Sharad Mansukani, M.D., Todd B. Sisitsky and Jeffrey K. Rhodes as nominees of the TPG Funds to serve on our Board of Directors.

Registration Rights Agreement

In connection with the IPO, we entered into a registration rights agreement with the TPG Funds, certain members of our management and certain members of our Board of Directors (the “Registration Rights Agreement”), which provides the TPG Funds with certain demand registration rights, including shelf registration rights, in respect of any shares of our common stock held by them, subject to certain conditions and limitations. The TPG Funds are entitled to an unlimited number of demand registrations. In addition, in the event that we register additional shares of common stock for sale to the public following the completion of the IPO, we are required to give notice of such registration to the TPG Funds, certain members of management and certain members of our Board of Directors party to the Registration Rights Agreement of our intention to effect such a registration, and, subject to certain limitations, include any shares of common stock requested to be included in such registration held by them. Upon request from the TPG Funds following the one year anniversary of the IPO, we will undertake to file a shelf registration statement, and to use reasonable best efforts to have the shelf registration statement declared effective promptly and to remain effective until, subject to certain limitations, the earlier of the date on which all of the TPG Funds’ shares of common stock have been sold pursuant to a registration statement and the date no shares of common stock are held by the TPG Funds. We are required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares of common stock pursuant to the Registration Rights Agreement. The Registration Rights Agreement includes customary indemnification provisions in favor of the TPG Funds and the members of management and our Board of Directors who are party to the agreement, any person who is or might be deemed a control person (within the meaning of the Securities Act of 1933, as amended, or the Exchange Act) and related parties, including, without limitation, officers, directors and employees, against certain losses and liabilities (including reasonable costs of investigation and legal expenses) resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such selling stockholder sells shares of our common stock, unless such liability arose from the applicable selling stockholder’s misstatement or omission and the applicable selling stockholder has agreed to indemnify us against losses caused by its misstatements or omissions, subject to certain limitations.

Management Services Agreement

Until October 2013, we were party to a management services agreement with TPG Capital, L.P. (now TPG Capital Management) (“TPG Capital”), an affiliate of TPG Global, LLC, pursuant to which TPG Capital provided us with management, advisory and consulting services (the “Management Services Agreement”). Under the Management Services Agreement, TPG Capital received an annual management fee of $2.0 million, payable quarterly in advance on or before the start of each calendar quarter. TPG Capital was entitled to an additional fee in connection with any financing, acquisition, disposition, spin-off, split-off or change of control transactions involving us or any of our subsidiaries equal to customary fees charged by internationally-recognized investment banks for serving as financial advisor in similar transactions. In conjunction with our IPO, TPG Capital was entitled under the Management Services Agreement to receive a fee in an amount equal to $8.0 million, which we paid in the fourth quarter of 2013. In addition, TPG Capital was entitled to reimbursement for out-of-pocket expenses incurred in connection with the provision of services under the Management Services Agreement. The Management Services Agreement was terminated in connection with the IPO.

Pursuant to certain consulting arrangements, two of our current directors, Mr. Geiser and Dr. Mansukani, provided certain consulting services to us. As compensation for such services, each individual was paid a percentage of the annual management fee paid by us to TPG Capital. Mr. Geiser received $243,750 in 2013 and Dr. Mansukani received $250,000 in 2013. These consulting arrangements terminated in connection with the completion of the IPO, and no further payments are expected to be made by TPG Capital pursuant to these arrangements.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and employment agreements containing indemnification provisions with each of our current executive officers. It is anticipated that future directors and officers will enter into indemnification arrangements with us in substantially similar form. The indemnification and employment agreements generally provide, among other things, that we will indemnify and hold harmless each person subject to such agreement (each, an “indemnitee”) to the fullest extent permitted by applicable law from and against all expenses, losses, damages, judgments, fines, and other specified costs that may result or arise in connection with such indemnitee serving in his or her capacity as a director or officer of ours or serving at our direction as a director, officer, employee or agent of another entity. These agreements further provide that, upon an indemnitee’s request and subject to certain conditions, we will advance expenses to the indemnitee to the fullest extent permitted by applicable law. Pursuant to the indemnification agreements, an indemnitee is presumed to be entitled to indemnification and we have the burden of proving otherwise. The indemnification agreements also require us to maintain in full force and effect directors’ liability insurance on the terms described in the indemnification agreements. The foregoing is only a brief description of the indemnification and employment agreements, does not purport to be complete and is qualified in its entirety by reference to the Company’s form of indemnification agreement, filed as Exhibit 10.30 to its Annual Report on Form 10-K for the year ended December 31, 2013, and employment agreements with its executives, filed as Exhibits 10.16 to 10.19 to such Annual Report on Form 10-K.

Certain Relationships

During 2013 and continuing into 2014, the law firm of Bradley Arant has provided certain legal services to us. We paid approximately $1.8 million in 2013 and approximately $310,000 during the three months ended March 31, 2014, to Bradley Arant for the provision of legal services. The spouse of one of our executive officers, Mr. Sharff, is a partner at Bradley Arant.

In connection with an amendment of our credit agreement on May 8, 2013, TPG Capital BD, LLC, an affiliate of TPG Global, LLC, served as an arranger for purposes of the amendment and was paid an arrangement fee in the amount of $486,750. In addition, TPG Capital BD, LLC participated in the underwriting of the shares of our common stock that were offered and sold in the IPO on the same terms as other underwriters in the offering. TPG Capital BD, LLC underwrote 4.0% of the shares sold in the IPO, which resulted in an aggregate underwriting discount to TPG Capital BD, LLC of approximately $674,666.

From time to time, we do business with other companies affiliated with TPG Global, LLC. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of Company common stock held by them with the SEC. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the year ended December 31, 2013, all reports required to be filed during such year were filed on a timely basis.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors, two of whom satisfy the heightened independence requirements provided for in SEC rules. All members of the Audit Committee, who served at any time during 2013, are financially literate as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the SEC. The Audit Committee operates under a written charter, which became effective on October 30, 2013.

The Audit Committee hereby submits the following report:

•	The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of, and for, the year ended December 31, 2013.

•	The Audit Committee has discussed with the independent registered public accountants, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

•	The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable rules of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Audit Committee:

Frederick A. Hessler, Chairman

Curtis S. Lane

Jeffrey K. Rhodes

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Todd B. Sisitsky, Sharad Mansukani, M.D. and Jeffrey K. Rhodes for election as Class I directors to serve a three-year term until the 2017 annual meeting of stockholders and until their successors have been elected and qualified. As described above in “Management and Corporate Governance,” these three individuals have been designated as directors by the TPG Funds pursuant to the nomination rights afforded to the TPG Funds under the terms of the Stockholders’ Agreement between the Company and the TPG Funds.

Unless a stockholder instructs otherwise, it is intended that the shares represented by properly submitted proxies will be voted FOR the election as Class I directors the nominees listed above. The Board of Directors anticipates that the nominees listed above will be able to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted for a substitute selected by the Board of Directors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” each of the three Class I director nominees named above.

PROPOSAL 2

APPROVAL OF TEAMMATE STOCK PURCHASE PLAN

The Board of Directors is submitting for approval by the Company’s stockholders the Surgical Care Affiliates Teammate Stock Purchase Plan (the “Plan”), which will be effective for periods commencing July 1, 2014. The purpose of the Plan is to provide eligible teammates, including executive officers, of the Company and its designated subsidiaries with a convenient method to purchase shares of the Company’s common stock through payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

A summary of the Plan appears below. This summary is qualified in its entirety by the text of the Plan, which is included as Appendix A to this Proxy Statement.

Administration

The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee will have absolute discretionary authority to administer and interpret the Plan. The Committee, and any members of the Committee or officers of the Company designated by the Committee, may take any actions in the administration and operation of the Plan as are expressly called for by the Plan or as the Committee deems equitable under the circumstances. This includes the authority to appoint one or more custodians to perform functions necessary for administering the Plan, including, but not limited to, holding shares purchased under the Plan, maintaining accounts for participants, and providing account statements.

Shares Available Under the Plan

The maximum number of shares of the Company’s common stock which will be authorized for sale under the Plan is five hundred thousand (500,000). The common stock made available for sale under the Plan may be authorized but unissued shares or reacquired shares reserved for issuance under the Plan. As of April 11, 2014, the market value of the shares of common stock authorized for sale under the Plan was $14,615,000.

Eligible Teammates

Teammates, including executive officers, eligible to participate in the Plan generally include those who are employed by the Company or one of the Company’s designated subsidiaries and regularly work 20 or more hours per week, and customarily work five or more months within a calendar year. Teammates who own (or are deemed to own through attribution) 5% or more of the total combined voting power or value of all classes of the Company’s stock or the stock of one of the Company’s subsidiaries are not allowed to participate in the Plan. In addition, some teammates may not be allowed to participate in the Plan if the law of their jurisdiction of residence or citizenship would prohibit participation is the Plan, or if compliance with the law of that jurisdiction would cause the Plan to violate Section 423 of the Code. As of December 31, 2013, the approximate number of teammates eligible to participate in the Plan was 4,700.

Participation

Teammates will enroll under the Plan by completing an enrollment agreement permitting a payroll deduction of at least 1% but not more than 15% from their compensation. However, in no case may a participant subscribe for more than $25,000 of fair market value of common stock during any calendar year or, with respect to any particular offering period, purchase more than the number of shares calculated by multiplying the number of full months in the offering period by $2,083 (not to exceed $12,500 per offering period) and dividing the result by the closing price of the Company’s common stock on the commencement date of the offering period. If the aggregate subscriptions exceed the number of authorized shares of common stock available for purchase under the Plan, the number of shares of the Company’s stock otherwise distributable to the participants will be reduced on a pro rata basis.

Offering

Under the Plan, participants are offered the option to purchase shares of the Company’s common stock at a discount on the exercise date for each offering period. Offering periods under the Plan typically commence on January 1 and July 1 of each year and end on the last trading day prior to the commencement of the next offering period, with this last trading day being the exercise date for the offering period. The first offering period under the Plan will commence July 1, 2014 (if the Plan is approved by the Company’s stockholders at the 2014 annual meeting).

The option purchase price will be from 85% to 100% of the closing price of the Company’s common stock on the exercise date as reported on the NASDAQ, as determined by the Committee.

Unless a participant has previously withdrawn his or her participation in the Plan, the participant will be deemed to have exercised his or her purchase right in full as of each exercise date. Upon exercise, the participant will purchase the number of whole shares of common stock that his or her accumulated payroll deductions will buy at the option purchase price. No fractional shares will be purchased. Accordingly, the balance of a participant’s contributions will carry forward to the next offering period unless the participant elects to withdraw from the Plan. Subject to certain restrictions on the resale of shares, a participant shall have all of the rights and privileges of a stockholder of the Company upon purchase of the shares under the Plan.

A participant may withdraw from participation in an offering at any time prior to the end of the offering period by providing a new enrollment agreement to the Company at least fifteen (15) days (or such other period as determined by the Committee) before the proposed date of withdrawal. Upon the effective date of the withdrawal, the participant’s payroll deductions will cease, and the entire balance of his or her account will be refunded in cash without interest.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

The number of shares of the Company’s common stock available for purchase under the Plan, as well as the option purchase price and the number of shares covered by each option under the Plan that has not yet been exercised will be proportionately adjusted for adjustments made in the number of outstanding shares of the Company’s common stock or an exchange of the shares of the Company’s common stock resulting from a stock split, stock dividend, or any other combination or reclassification.

If there is a proposal to (i) merge or consolidate the Company with or into another corporation, (ii) sell all or substantially all of the Company’s assets, or (iii) dissolve or liquidate the Company, then the current offering period will end on a date prior to the effective date of such event, as determined by the Committee, unless each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation in accordance with Section 424 of the Code.

Amendment and Termination

The Board of Directors, in its sole discretion, may amend, suspend or terminate the Plan at any time. However, the Board of Directors may not amend the Plan with respect to any element of the Plan that requires stockholder approval in order to comply with Section 423 of the Code unless the Board of Directors obtains stockholder approval within 12 months before or after such action. Any amendments to the Plan will not adversely affect stock options that have already been granted. Unless terminated earlier by the Board of Directors, the Plan will terminate automatically on December 31, 2024 (if the Plan is approved by the Company’s stockholders at the 2014 annual meeting).

Federal Income Tax Consequences

Generally, no federal income tax consequences will arise at the time a participant purchases the Company’s common stock under the Plan. If a participant disposes of common stock purchased under the Plan less than one year after the common stock is purchased or within two years of the offering date, the participant will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the common stock at the time of purchase and the amount paid by the participant for the common stock. The amount of such ordinary income recognized by the participant will be added to the participant’s basis in the common stock for purposes of determining capital gain or loss upon the disposition of the common stock by the participant.

If a participant does not dispose of the common stock purchased under the Plan until at least one year after the common stock is purchased and at least two years after the offering date, the participant will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the common stock on the date of disposition over the purchase price paid by the participant, or (b) the excess of the fair market value of the common stock on the offering date over the purchase price paid by the participant. The amount of such ordinary income recognized by the participant will be added to the participant’s basis in the common stock for purposes of determining capital gain or loss upon the disposition of the common stock by the participant. If a participant dies before disposing of the common stock purchased under the Plan, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the participant’s death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The participant will not realize any capital gain or loss at death.

The Company generally will not be entitled to a deduction with respect to the common stock purchased by a participant under the Plan, unless the participant disposes of the common stock less than one year after the common stock is transferred to the participant or less than two years after the offering date.

New Plan Benefits

The benefits that will be received, or that would have been received during the fiscal year ended December 31, 2013 if the Plan had been in effect during such fiscal year, under the Plan by current eligible teammates, including executive officers, are not currently determinable because the benefits depend upon the degree of participation by teammates and, with respect to future benefits, the trading price of the Company’s common stock in future periods.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the Surgical Care Affiliates Teammate Stock Purchase Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accountants for the year ending December 31, 2014 is being presented to the stockholders for approval at the annual meeting. If the appointment of independent registered public accountants is not ratified, the Audit Committee will reconsider its appointment of independent registered public accountants.

General

The Audit Committee has approved the engagement of PwC as the Company’s independent registered public accountants for the year ending December 31, 2014. PwC has audited our financial statements for the year ended December 31, 2013 and has served as our auditors since 2007.

It is expected that a representative of PwC will be present at the annual meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to PwC

The following table presents fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2013 and December 31, 2012, and fees billed for other services rendered by PwC during those periods.

	2013	2012
Audit Fees	$2,365,633	$1,160,000
Audit-Related Fees	$350,974	$50,000
Tax Fees	$0	$0
All Other Fees	$0	$0
TOTAL	$2,716,607	$1,210,000

Audit Fees. Audit Fees for the last two years were for professional services rendered by the independent registered public accountants in connection with (i) the audits of the Company’s annual financial statements and (ii) the review of the Company’s quarterly financial statements. Audit fees for 2013 were also for services related to the Company’s initial public offering, acquisitions, debt refinancing transactions and consents related to the Company’s SEC filings.

Audit-Related Fees. Audit-Related Fees for 2013 and 2012 were for services related to audits of significant subsidiaries (as defined under Rule 3-05 of Regulation S-X), internal controls optimization and agreed-upon procedures. All audit-related services were pre-approved by the Company’s Audit Committee.

Tax Fees. There were no Tax Fees for 2013 or 2012.

All Other Fees. All Other Fees encompasses any services provided by the independent registered public accountants other than the services reported in the other above categories. There were no such fees in 2013 or 2012.

Pre-Approval Policy

Prior to March 4, 2014, the Audit Committee’s policy was to specifically pre-approve all audit and non-audit services to be rendered by the independent registered public accountants. Through this policy, the Audit Committee has been able to effectively monitor the costs of services and ensure that the provision of such services does not impair the registered accountants’ independence.

As of March 4, 2014, the Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services performed by the independent registered public accountants pursuant to which the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to ensure that the provision of such services does not impair the registered accountants’ independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to the Company by the independent registered public accountants during the following twelve months. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal 3.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the annual meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement for the 2015 annual meeting of stockholders pursuant to the proposal process prescribed by SEC Rule 14a-8, the proposal must be received by the Corporate Secretary at Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015, on or before December 26, 2014.

If a stockholder proposal is submitted outside the proposal process mandated by SEC Rule 14a-8, and is submitted instead under the Company’s advance notice Bylaw provision (Section 2.16 of the Bylaws), the proposal must be received by the Corporate Secretary at Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015 not earlier than February 4, 2015 nor later than March 6, 2015, together with the necessary supporting documentation required under that Bylaw provision.

ANNUAL REPORT ON FORM 10-K

You may receive a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 without charge by sending a written request to Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015, Attn: Corporate Secretary.

Appendix A

SURGICAL CARE AFFILIATES

TEAMMATE STOCK PURCHASE PLAN

I.    Purpose

The purpose of the Surgical Care Affiliates Teammate Stock Purchase Plan is to provide eligible teammates of the Company and its designated subsidiaries who wish to become shareholders in the Company with a convenient method of purchasing Shares through payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

II.    Definitions

(a) “Account” means an account for the benefit of a Participant comprised of two subaccounts. The first subaccount shall be maintained by the Company for the purpose of recording and crediting deductions from the Participant’s paycheck to purchase Shares. The funds allocated to the first subaccount shall remain the property of the Participant at all times but may be commingled with the funds of other Participants or the Company. The second subaccount shall be maintained by the Custodian for the purpose of recording and crediting the Shares purchased for such Participant.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(d) “Committee” means any committee appointed by the Board to administer the Plan. The members of the Committee shall serve at the pleasure of the Board. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

(e) “Common Stock” means the common stock of the Company, par value $.01 per share.

(f) “Company” means Surgical Care Affiliates, Inc., a Delaware Corporation.

(g) “Company Group” means the Company, and any of its Designated Subsidiary(ies).

(h) “Compensation” means a Participant’s salary, wages, commissions, overtime pay, cash payments for incentive compensation and other special cash payments, except to the extent that any such item is specifically excluded by the Board of Directors. “Compensation” does not include sign-on bonuses, severance payments, car allowances, income on the exercise of stock options, relocation expenses, moving expenses, housing allowances or any other payment which could be considered as reimbursement for expenses, payment for vacation or paid-time off balances at termination, imputed income from life insurance, or non-cash compensation.

(i) “Contribution” means amounts withheld by the Company, or a Subsidiary of the Company, from the Compensation of a Participant through payroll deductions under and in accordance with Section 7 of the Plan.

(j) “Custodian” means the party or parties appointed by the Committee pursuant to Section 4 of the Plan.

(k) “Designated Subsidiary” means any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to have its teammates participate in the Plan with respect to an Offering Period(s).

(l) “Eligible Teammate” in respect of any Offering, means any individual (1) who is a salaried or hourly teammate of the Company or any of its Designated Subsidiaries, whether such teammate is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan, prior to the Offering Commencement Date, (2) who customarily works more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), and (3) who customarily works more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion); provided that teammates who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such teammates is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on an approved leave of absence; provided that where the period of leave exceeds 180 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 181st day of such leave. Employees of companies that have become Designated Subsidiaries by reason of having been acquired by the Company or a Designated Subsidiary and companies that have been merged with the Company or a Designated subsidiary may, at the discretion of the Committee, receive credit for the time they have worked for such acquired or merged company prior to its affiliation with the Company or the Designated Subsidiary.

(m) “Fair Market Value” means, as of any given date, the closing price of the Company’s Common Stock on the principal exchange on which the Common Stock is then listed or admitted to trading on the Trading Day immediately preceding such date. In the event that such price is not available, then the Fair Market Value of the Common Stock will be determined by the Committee in good faith, taking into account the most recent trading price of the Common Stock on the principal exchange on which the Common Stock is then listed or admitted to trading, and such determination will be conclusive.

(n) “Hardship” means the occurrence of one or more of the following events as determined by the Committee in its discretion (a) a death within the Participant’s immediate family; (b) extraordinary medical expenses for one or more members of the Participant’s immediate family which are not covered by insurance programs sponsored by the Company; (c) the education costs of one or more of the Participant’s immediate family; (d) the purchase or renovation of a principal place of residence of the Participant; or (e) such other financing emergency needs as may be approved by the Company on a uniform and nondiscriminatory basis.

(o) “Offering” means an offer under the Plan of a Purchase Right that may be exercised during an Offering Period as further described in Section 8. For purposes of the Plan, the Committee may designate separate Offerings under the Plan in which Eligible Teammates of the Company and/or one or more Designated Subsidiaries will participate even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(p) “Offering Commencement Date” means July 1 and January 1 of each year following effectiveness of the Plan. A different date may be set by resolution of the Board. On each such date, the Company shall commence an Offering by granting each Participant a Purchase Right. Each Purchase Right so granted shall be exercisable for the number of Shares described in Section 8(a) herein, and shall be exercisable only on the Purchase Date.

(q) “Offering Period” means a six-month period commencing with an Offering Commencement Date, during which Participants accrue funds in their Accounts. The Board shall have the power to change the duration and/or the required frequency of the Offering Periods under the Plan with respect to future Offerings and shall use its best efforts to notify Eligible Teammates of any change at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. In no event shall any Purchase Right granted hereunder be exercisable more than twenty-seven (27) months after its date of grant.

(r) “Participant” means an Eligible Teammate who has enrolled as a participant in accordance with Section 7 of the Plan and whose participation has not terminated under Section 9 hereof.

(s) “Plan” means this Surgical Care Affiliates, Inc. Teammate Stock Purchase Plan, as it may be amended from time to time.

(t) “Purchase Date” means the last day of each Offering Period. On this date, the funds in the Participant’s Account shall be used to purchase Shares pursuant to the Plan.

(u) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase Shares as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Shares under the Plan and to terminate participation in the Plan at any time during an Offering Period.

(v) “Share” means a share of Common Stock.

(w) “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(x) “Trading Day” means any day on which the principal exchange on which the Common Stock is then listed or admitted to trading is open for trading.

III.    Shares Subject to the Plan

(a) Number Available. The maximum number of Shares that will be offered under the Plan is 500,000 (subject to adjustment pursuant to Section 3(d) hereof).

(b) Character of Shares to be Issued. Shares sold under the Plan may be authorized and unissued Shares or treasury Shares.

(c) Insufficient Number of Shares Available. If the total number of Shares for which Purchase Rights are to be granted on any date in accordance with the Plan exceeds the number of Shares then available under the Plan (after deduction of all Shares for which Purchase Rights have been exercised or are then outstanding), the Company shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable to each of the Participants based on the balances in their respective Accounts. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each Participant affected thereby.

(d) Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the maximum number of Shares which shall be made available for sale under the Plan, the maximum number of Shares each Participant may purchase during each Offering Period, as well as the price per Share and the number of Shares covered by each Purchase Right under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other change in the number of Shares effected without receipt of consideration by the Company, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Purchase Right.

(e) Adjustments Upon Merger, Asset Sale, Dissolution or Liquidation. In the event of a proposed sale of all or substantially all of the assets of Surgical Care Affiliates, Inc., or the proposed merger of Surgical Care Affiliates, Inc. with or into another corporation, arrangements shall be made for each outstanding Purchase Right to be assumed or an equivalent Purchase Right substituted by the successor corporation or an affiliate of the successor corporation. In the event that such a successor corporation refuses to assume or substitute for the Purchase Rights, or in the event of the proposed dissolution or liquidation of Surgical Care Affiliates, Inc., in each case unless provided otherwise by the Committee, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), which shall be before the date of consummation of the proposed merger, asset sale, dissolution or liquidation. The Committee shall notify each Participant in writing, at least ten (10) days, or such longer or shorter period as the Committee may determine , prior to the New Purchase Date that the Purchase Date for the Participant’s Purchase Right has been changed to the New Purchase Date and that the Participant’s Purchase Right shall be exercised automatically on the New Purchase Date unless prior to such date the Participant has withdrawn from the Offering Period pursuant to Section 9 hereof.

IV.    Administration

(a) Powers of the Committee. The Committee acting in its absolute discretion shall have the power to interpret the Plan and to take, or authorize one or more of its members or one or more of the Company’s executive officers to take, such actions in the administration and operation of this Plan as are expressly called for in the Plan or as the Committee deems equitable under the circumstances, which actions shall to the fullest extent permitted by law be final and binding upon all interested persons and their respective heirs, successors, and legal representatives.

(b) Custodians. The Committee may from time to time appoint one or more Custodians for the Plan to (i) hold all Shares purchased under the Plan, (ii) maintain a separate account in the name of each Participant, to which payroll deductions made for such Participant pursuant to Section 7 hereof and Shares purchased on such Participant’s behalf pursuant to Section 8 hereof shall be credited, (iii) provide Participants, at least annually, with statements of their respective Accounts and (iv) perform such other functions as the Committee shall specify.

(c) No Liability. No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee, and each other director or teammate of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost, expense (including reasonable attorneys’ fees) or liability arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such Committee member, director or teammate in bad faith and without reasonable belief that it was in the best interests of the Company.

V.    Eligibility

(a) Teammates. Any Eligible Teammate on a given Offering Commencement Date shall be eligible to participate in an Offering.

(b) Restrictions on Amount of Stock Which May be Purchased. Notwithstanding any provision of the Plan to the contrary, no Eligible Teammate shall be granted a Purchase Right under the Plan (i) if, immediately after the grant, such Eligible Teammate would own stock and/or hold outstanding options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company (including stock attributed to such Eligible Teammate pursuant to Section 424(d) of the Code); or (ii) which permits such Eligible Teammate’s right to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such Purchase Right is granted, which is the Offering Commencement Date of the Offering to which it relates) for any calendar year in which such Purchase Right would be outstanding at any time. Any amounts received from a Eligible Teammate which cannot be used to purchase stock as a result of any of the foregoing limitations will be returned to the Eligible Teammate as soon as practicable, without interest.

VI.    Offerings and Plan Expiration

(a) There will be two semi-annual consecutive Offerings each year under the Plan. Offerings shall commence on July 1, 2014 and then on each subsequent January 1, until the Plan terminates, and the final Offering under the Plan shall commence on July 1, 2024 and terminate on December 31, 2024, which date shall be the expiration date of the Plan unless earlier terminated pursuant to the terms of the Plan.

(b) Participation in one Offering under the Plan shall neither limit, nor require, participation in any other Offering. Unless the Participant withdraws from the Plan, or their participation in the Plan otherwise terminates as provided in Section 9, participation shall carry over from one Offering Period to the next, until the end of the final Offering.

VII.    Election to Participate, Enrollment and Payroll Deductions

(a) An Eligible Teammate may become a Participant by completing an enrollment agreement provided by the Company and filing it with the Company at least fifteen (15) days prior to the Offering Commencement Date of the Offering to which it relates. At that time, the Eligible Teammate shall elect to have deductions made from his or her Compensation on each payday during the time the Eligible Teammate is a Participant in an Offering, at the rate of one percent (1%) to 15 percent (15%) (in increments of one percent only) of the Eligible Teammate’s Compensation, as specified by the Eligible Teammate in their enrollment agreement. Each enrollment agreement completed and submitted by a Participant shall remain in effect for successive Offering Periods, and payroll deductions authorized thereby shall continue to be made, until either the Participant duly completes and submits a new enrollment agreement or the Participant’s participation is terminated as provided in Section 9 hereof.

(b) Payroll deductions for a Participant shall commence as of the Offering Commencement Date and shall end on the last day of such Offering Period, unless earlier terminated by the Participant as provided in Section 9 hereof.

(c) All payroll deductions made for a Participant shall be credited to the Participant’s Account under the Plan. No interest will be earned on such payroll deductions a Participant may neither make any separate cash payment into such Account nor make payment for Shares be made other than by payroll deduction.

(d) A Participant may discontinue participation in the Plan as provided in Section 9, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the rate of the Participant’s payroll deductions for that Offering Period.

(e) A Participant may modify the information set forth in his/her enrollment agreement (including the rate of the Participant’s payroll deductions for Contributions) at any time and from time to time by submitting a new enrollment agreement to the Company, which will become effective with the first Offering Commencement Date after receipt thereof by the Company or, if such new agreement is received less than fifteen (15) days before the Offering Commencement Date, then effective with the next following Offering Commencement Date.

VIII.    Purchase of Shares

(a) Number of Purchase Rights. Subject to Section 5(b), on each Offering Commencement Date, the Company shall be deemed to have granted to each Eligible Teammate who was a Participant on such day a

Purchase Right to buy as many Shares as the Participant would be able to buy with the Contributions credited to the Participant’s Account during the Offering Period in which such Offering Commencement Date occurs, up to a whole number of Shares determined by multiplying $2,083 by the number of full months in the Offering Period (not to exceed $12,500 per Offering Period if the Offering Period is six months in duration) and dividing the result by the Fair Market Value on the Offering Commencement Date.

(b) Exercise Of Purchase Right. On the Purchase Date, each Participant shall be deemed to have exercised the Purchase Rights granted by Section 8(a), and shall be deemed to have purchased, at the purchase price determined in accordance with Section 8(c) hereof, the maximum number of whole Shares reserved for the purpose of the Plan as the Contributions credited to the Participant’s Account during the Offering Period in which the Purchase Date occurs will pay for. No fractional Shares shall be purchased. Any payroll deductions accumulated in a Participant’s Account which are not sufficient to purchase a full share shall be retained in the Participant’s Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 9 hereof.

(c) Purchase Right Purchase Price. The purchase price per share on any Purchase Date shall be eighty-five percent (85%) of the Fair Market Value on the Purchase Date; provided that the Committee may change the purchase price to be anywhere from eighty-five percent (85%) to one hundred percent (100%) of the Fair Market Value of the Offering Date or the Purchase Date.

(d) Evidence of Stock Ownership. Promptly following the end of each Offering Period, subject to Section 8(e) below, the number of Shares purchased by each Participant on the Purchase Date shall be deposited into an Account established in the Participant’s name with the Custodian. The Participant may, upon advance notice to the Company at the time of enrollment, direct that the Account be established in the names of the Participant and one other person designated by the Participant, as joint tenants with the right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law. The Custodian shall provide a quarterly statement to each Participant showing all the transactions in the Participant’s Account, and the number of Shares in such Account.

(e) Sale of Shares. No Participant shall be permitted to sell any Shares purchased hereunder until the earliest of (i) the first anniversary of the Purchase Date on which the Shares were purchased; (ii) the Participant’s death; and (iii) the date on which the Participant presents proof satisfactory to the Company that he or she has either become disabled within the meaning of Section 22(e)(3) of the Code or needs such Shares on account of Hardship. The Company, in its discretion, shall, or shall cause the Custodian to, either issue (either in certificated form or in book entry) Shares purchased under the Plan with a legend indicating that they are non-transferable except as indicated in this Section 8(e) (and then shall reissue such shares without the restrictive legend once any of the events listed at (i), (ii) or (iii) has occurred) or hold such Shares in escrow pending their release to the Participant (or, if the participating employee has died, to his or her estate). Each Participant agrees to promptly give the Company notice of any disposition of Shares purchased hereunder where such disposition occurs within two years after the date of grant of the Purchase Right pursuant to which such shares were purchased. Subject to this Section 8(e), following receipt of a request to sell Shares, the Custodian shall, subject to the Company’s policies then in effect (including without limitation its policies regarding insider trading and trading windows then in effect) and applicable law and unless otherwise agreed to between the Custodian and the Participant, make such sale for the Participant on the next Trading Day or as soon thereafter as practicable.

IX.    Termination of Participation

(a) Termination of Participation. A Participant’s participation in the Plan shall continue until the earliest of: (i) such time as the Participant notifies the Company in writing that the Participant wishes to withdraw from the Plan and such withdrawal becomes effective, in accordance with Section 9(b) hereof; (ii) the date of the Participant’s separation of employment of the Company or any of its Subsidiaries; and (iii) the termination of the Plan.

(b) Withdrawal by Participant. A Participant may withdraw from an Offering, in whole but not in part, at any time prior to the last Trading Day of such Offering, by delivering a new enrollment agreement to the Company. A withdrawal will be effective only if it is received by the Company as least fifteen (15) calendar days before the proposed date of withdrawal, provided that the Committee, in its discretion, may specify (on a uniform and nondiscriminatory basis) an earlier or later deadline for the submission of enrollment forms. When a withdrawal becomes effective, the Participant’s payroll deductions shall cease, and all amounts then credited to the Participant’s Account with respect to such Offering shall be distributed to the Participant, without interest. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c) Change in Designated Subsidiary Status. If before the last Trading Day of the Offering Period, the Designated Subsidiary by which an Participant is employed ceases to be a Subsidiary of the Company, or if the Participant is transferred to a Subsidiary of the Company that is not a Designated Subsidiary, that Participant shall be deemed to have ceased to be an Eligible Teammate, and the Participant’s payroll deductions shall cease, and all amounts then credited to the Participant’s Account with respect to such Offering shall be distributed to the Participant, without interest.

(d) Re-entry. To re-enter the Plan as a Participant, an Eligible Teammate must complete and deliver to the Company a new enrollment agreement, in accordance with Section 7 hereof, which will apply to the next Offering that has not yet commenced.

(e) Rights Not Transferable. No Eligible Teammate shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to such Eligible Teammate’s Account or any rights with regard to the exercise of a Purchase Right to purchase Shares under the Plan. If any such action is taken by the Eligible Teammate, or any claim is asserted by any other person in respect of such right and interest, whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw from the Plan.

(f) Death. In the event of the death of the Participant, the amount of payroll deductions not theretofore invested shall be refunded to the Participant’s estate, without interest, such payment to be made as soon as practicable.

X.    Rights as a Shareholder

(a) Rights Prior to Purchase. No Participant shall have any rights as a shareholder with respect to any Shares until the Shares have been purchased in accordance with Section 8 of the Plan.

(b) Rights After Purchase. Subject to Section 8(e), from and after the Purchase Date on which Shares are purchased on behalf of a Participant under the Plan, such Participant shall have all of the rights and privileges of a shareholder of the Company with respect to such Shares, provided such Shares must remain in the Participant’s Account until such time as the Participant directs the sale of such Shares.

(c) Voting Rights. The Custodian shall vote whole Shares held in a Participant’s Account upon receipt of, and in accordance with, written directions timely received from the Participant. If the Custodian receives no such directions, the Custodian shall vote such Shares, in its discretion, subject to applicable law.

(d) Limitations. No action of the Company or of the Board in establishing the Plan, nor any action taken by the Company, any Designated Subsidiary, the Board or the Committee or its delegates under the Plan, nor any provision of the Plan, shall be construed as conferring upon any Eligible Teammate any right to continued employment for any period by the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any Subsidiary to terminate such employment.

XI.    Amendment or Termination of the Plan

The Board at any time and from time to time may modify, amend, suspend or terminate the Plan or any part hereof, without notice, provided that no amendment that requires stockholder approval in order to comply with Section 423 of the Code shall be effective unless the same shall be approved by the requisite vote of stockholders of the Company. Amendments will not adversely affect stock options that have already been granted.

XII.    Notices

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

XIII.    Conditions Upon Issuance of Shares

Shares shall not be issued with respect to a Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and, if required by the Company, shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of a Purchase Right, the Company may require the person exercising such Purchase Right to represent and warrant at the time of any such exercise that (i) the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares and/or (ii) any disposition of such Shares will be made in accordance with the Plan and the Company’s policies then in effect (including without limitation its policies regarding insider trading and trading windows then in effect) and applicable law if, in the opinion of counsel for the Company, such representations are required by any of the aforementioned applicable provisions of law.

XIV.    Compliance with Section 423

The Plan is designed and intended to comply with Section 423 of the Code, and all provisions hereof shall be construed in a manner to so comply.

XV.    Tax Effects

Each Participant, by completing an enrollment agreement, acknowledges that the Participant is not relying on advice by any person associated with the Company that favorable tax effects will result from participation in the Plan and that the Participant has been given sufficient opportunity to consult with the Participant’s own tax advisors concerning participation in the Plan.

XVI.    Expenses of the Plan

The Company will pay all expenses, except brokerage fees on sales of Shares and any fees specific to a Participant’s Account with the Custodian, incident to operation of the Plan, including costs of recordkeeping fees, accounting fees, legal fees, commissions and issue or transfer taxes on purchases of Shares pursuant to the Plan.

XVII.    Governing Law

To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the choice of law principles thereof.

EXHIBIT A

Designated Subsidiaries are as follows:

Surgical Care Affiliates, LLC.

ANNUAL MEETING OF SURGICAL CARE AFFILIATES, INC.

Date:	June 5, 2014
Time:	8:30 a.m. (Central Time)
Place:	520 Lake Cook Road, Deerfield, Illinois 60015

Please make your marks like this:  ☒ Use dark black pencil or pen only.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1:	The election of three Class I directors:				Directors
		For	Against	Abstain	Recommend À
	01 Todd B. Sisitsky	☐	☐	☐	For
	02 Sharad Mansukani, M.D.	☐	☐	☐	For
	03 Jeffrey K. Rhodes	☐	☐	☐	For

2:	The approval of the Surgical Care Affiliates Teammate Stock Purchase Plan.	☐	☐	☐	For

3:	The ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2014.	☐	☐	☐	For

4:	The transaction of such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing.

Annual Meeting of Surgical Care Affiliates, Inc.

to be held on Thursday, June 5, 2014

for Holders as of April 11, 2014

This proxy is being solicited on behalf of the Board of Directors.

VOTED BY:
INTERNET		TELEPHONE
Go To
www.proxypush.com/SCAI		1-855-690-7310

—Cast your vote online.	OR	—Use any touch-tone telephone.
—View Meeting Documents.		—Have your Proxy Card/Voting Instruction Form ready.
	MAIL	—Follow the simple recorded instructions.

OR	—Mark, sign and date your Proxy Card/Voting Instruction Form.
—Detach your Proxy Card/Voting Instruction Form.
—Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Andrew P. Hayek and Richard L. Sharff, Jr., and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Surgical Care Affiliates, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

All votes must be received by 11:59 P.M., Eastern Time, June 4, 2014.

PROXY TABULATOR FOR

SURGICAL CARE AFFILIATES, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Surgical Care Affiliates, Inc.

Annual Meeting of Stockholders

June 5, 2014, 8:30 a.m. (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned appoints Andrew P. Hayek and Richard L. Sharff, Jr. (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Surgical Care Affiliates, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 520 Lake Cook Road, Deerfield, Illinois 60015 on Thursday, June 5, 2014 at 8:30 a.m. (Central Time) and all adjournments thereof.

The Annual Meeting is being held for the following purposes:

1.	Proposal 1 — To elect three Class I directors;

2.	Proposal 2 — To approve the Surgical Care Affiliates Teammate Stock Purchase Plan; and

3.	Proposal 3 — To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2014.

The three Class I directors up for re-election are: Todd B. Sisitsky, Sharad Mansukani, M.D., and Jeffrey K. Rhodes.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each of the other proposals.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each of the other proposals. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be held on June 5, 2014, for Surgical Care Affiliates, Inc.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/SCAI. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2014 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 26, 2014.

For a Convenient Way to VIEW Proxy Materials
– and –
VOTE Online go to: www.proxydocs.com/SCAI

Proxy Materials Available to View or Receive:

1. Proxy Statement    2. Annual Report

Printed materials may be requested by one of the following methods:

You must use the 12 digit control number located in the shaded gray box below.	*	If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

ACCOUNT NO.	SHARES

Surgical Care Affiliates, Inc. Notice of Annual Meeting
Date:	Thursday, June 5, 2014
Time:	8:30 a.m. (Central Time)
Place:	520 Lake Cook Road, Deerfield, Illinois 60015

The Annual Meeting is being held for the following purposes:
1.	To elect three Class I directors:
	Nominees	01 Todd B. Sisitsky	03 Jeffrey K. Rhodes
02 Sharad Mansukani, M.D.

2.	To approve the Surgical Care Affiliates Teammate Stock Purchase Plan.

3.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2014.
The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each of the other proposals.